UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2006
Date of earliest event reported: May 17, 2006

MULTI-LINK TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in charter)

Colorado
(State or other Jurisdiction of Incorporation or Organization)

0-26013 (Commission File Number)		84-1334687 (IRS Employer Identification No.)
5555 Triangle Parkway, Suite 300 Norcross, GA 30092 (Address of Principal Executive Offices and zip code)

(678) 282-1600
(Registrant's telephone
number, including area code)

936A Beachland Boulevard, Suite 13
Vero Beach, FL 32963
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause Auriga Laboratories, Inc. (“Auriga”) and Multi-Link Telecommunications, Inc.’s (“Multi-Link”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe Auriga and Multi-Link’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Auriga and Multi-Link’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Multi-Link undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On May 17, 2006, Multi-Link Telecommunications, Inc., a Colorado corporation (“Multi-Link”), completed a merger (the “Merger”) with Auriga Laboratories, Inc., a Delaware corporation (“Auriga”). The Merger was effected pursuant to the terms of an Agreement and Plan of Merger (“Merger Agreement”), entered into on May 4, 2006, by and among Multi-Link, Auriga and Multi-Link Acquisition, Inc. a newly formed Delaware corporation and wholly-owned subsidiary of Multi-Link (“Subsidiary”). Pursuant to the terms of the Merger Agreement, the Subsidiary was merged with and into Auriga, with Auriga as the surviving entity. Auriga will continue its business under the name Auriga Laboratories, Inc. as a subsidiary of Multi-Link and will retain its Certificate of Incorporation and Bylaws. The officers and directors of Auriga prior to the Merger will remain the officers and directors of Auriga after the Merger. Following the Merger, the separate existence of Subsidiary ceased. Unless the context otherwise requires, “Company,” “we,” “our,” or “us” shall refer to Multi-Link and Auriga on a combined basis.

Pursuant to the terms of the Merger Agreement, Multi-Link acquired all of the outstanding shares of Common Stock of Auriga (“Auriga Common Stock”) for shares of Series A Convertible Preferred Stock, par value $0.01 per share of Multi-Link (“Preferred Stock”). At the closing of the Merger (“Closing”), in exchange for the Auriga Common Stock, Multi-Link issued to the stockholders of Auriga (“Auriga Stockholders”) 1,000,042 shares of Preferred Stock which will be convertible into 494,977,491 shares of Multi-Link Common Stock (“Conversion Shares”). Each outstanding share of Auriga Common Stock was converted into the right to receive 0.0606392 shares of Preferred Stock and each outstanding option and warrant to purchase one (1) share of Auriga Common Stock will be assumed by Multi-Link and was converted into an option or warrant to purchase 30.013762 shares of Multi-Link Common Stock (with the exercise price being adjusted accordingly).

At the Closing, Auriga had Common Stock, options and warrants issued and outstanding as follows:

•	16,490,990 shares of Common Stock.

•	Options to purchase 3,021,000 shares of Common Stock at exercise prices ranging from $0.85 to $1.85 per share.

•	Warrants to purchase 4,257,283 shares of Common Stock at exercise prices ranging from $0.85 to $2.50 per share.

Each share of Preferred Stock will be convertible into 494.95677028 shares of Multi-Link’s Common Stock. Accordingly, after the Closing, and assuming no Auriga Stockholder elects dissenter’s rights, the Auriga Stockholders owned 1,000,042 shares of Preferred Stock (equivalent to 494,977,491 shares of Multi-Link’s Common Stock on an as-converted basis) and the current Multi-Link stockholders owned 37,215,913 shares of Multi-Link’s Common Stock. Upon conversion of the Preferred Stock, the Auriga stockholders will own approximately 93% of the total outstanding shares of Multi-Link’s Common Stock, and the current Multi-Link stockholders will own approximately 7% of the total outstanding shares of Multi-Link’s Common Stock.

The ownership interests of the Auriga stockholders and the current Multi-Link stockholders will be subject to dilution upon exercise, if any, of the outstanding Auriga options and warrants that were assumed by Multi-Link in connection with the Merger. Accordingly, upon conversion of the Preferred Stock, the holders of Auriga’s Common Stock, options and warrants will own approximately 95% of Multi-Link’s Common Stock on a fully diluted basis, and the current Multi-Link stockholders will own approximately 5% of the Multi-Link’s Common Stock on a fully diluted basis.

The Preferred Stock will immediately and automatically be converted into shares of Multi-Link’s Common Stock (the “Mandatory Conversion”) upon the approval by a majority of Multi-Link’s stockholders (voting together on an as-converted-to-common-stock basis), following the Merger, of a 1 for 15 reverse stock split of Multi-Link’s outstanding Common Stock (“Reverse Split”).

The holders of shares of Preferred Stock are entitled to vote together with the holders of Multi-Link’s Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. Each share of Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock issuable as if converted at the record date. As such, the Auriga stockholders have approximately 93% of the total combined voting power of all classes of Multi-Link stock entitled to vote.

Upon Mandatory Conversion of the shares of Preferred Stock, and subject to an adjustment of the Conversion Rate as a result of the Reverse Split, the Auriga stockholders will, in the aggregate, receive approximately 32,998,564 shares of Multi-Link’s Common Stock. Upon completion of the Reverse Split, the current Multi-Link stockholders will own approximately 2,481,063 shares of Multi-Link’s Common Stock. Therefore, the Auriga stockholders will own approximately 93% of the total outstanding shares of Multi-Link’s Common Stock, and the current Multi-Link stockholders will own approximately 7% of the total outstanding shares of Multi-Link’s Common Stock.

On a fully diluted basis, after the conversion of the Preferred Stock, the holders of Auriga’s Common Stock, options and warrants will own approximately 95% of Multi-Link’s Common Stock, and the current Multi-Link stockholders will own approximately 5% of the Multi-Link’s Common Stock.

In connection with the Reverse Split, Multi-Link’s board of directors may, in its discretion, provide special treatment to certain Multi-Link stockholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Split. In the event Multi-Link’s board determines to provide such special treatment, Multi-Link stockholders holding 1,500 or fewer shares of Common Stock but at least 100 shares of Common Stock will receive 100 shares of Common Stock after the Reverse Split, and persons holding less than 100 shares of Common Stock would not be affected. The terms and conditions of special treatment afforded to Multi-Link stockholders to preserve round lot stockholders, if any, including the record dates for determining which stockholders may be eligible for such special treatment, will be established in the discretion of Multi-Link’s board of directors.

Effective as of the Closing, Kevin R. Keating, Multi-Link’s current sole officer and director, resigned such positions and the following were appointed as directors and officers:

•	Philip S. Pesin, Chairman, CEO and Chief Financial Officer

•	Dayne Wagoner, Secretary and Director

Additional information concerning Philip S. Pesin and Dayne Wagoner is set forth below.

Multi-Link plans to promptly seek approval from its stockholders to elect such other persons to the Board of Directors that may be designated by the Directors, reincorporate in Delaware, effect a 1 for 15 reverse stock split, adopt a stock incentive plan and change Multi-Link’s corporate name to Auriga Laboratories, Inc. (collectively the “Actions”). At the Closing, KI Equity Partners I, LLC, and Auriga Stockholders holding at least a majority of the Preferred Stock received in the Merger, entered into a Voting Agreement, whereby the parties agreed to vote their shares of Multi-Link’s voting securities to approve the Actions. The Voting Agreement terminates upon approval of the Actions.

As soon as commercially practicable following the Closing, Multi-Link has agreed to cause its board of directors to satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange (“AMEX”) as selected by Multi-Link, whether or not Multi-Link’s Common Stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

At the Closing, Multi-Link entered into a Financial Advisory Agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, pursuant to which Keating Securities was compensated by Multi-Link for its advisory services rendered to Multi-Link in connection with the Merger with Auriga. The transaction advisory fee was $340,000, which fee was paid at Closing. The Financial Advisory Agreement is attached as Exhibit 10.1 to this Form 8-K, and is incorporated herein by reference.

Kevin R. Keating is the father of Timothy J. Keating, the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of KI Equity, which was the majority stockholder of Multi-Link, and Keating Securities, LLC, the registered broker-dealer affiliate of Keating Investments, LLC. Kevin R. Keating is not affiliated with and has no equity interest in Keating Investments, LLC, KI Equity or Keating Securities, LLC and disclaims any beneficial interest in the shares of Multi-Link’s Common Stock owned by KI Equity. Similarly, Keating Investments, LLC, KI Equity and Keating Securities, LLC disclaim any beneficial interest in the shares of Multi-Link’s Common Stock currently owned by Kevin R. Keating.

The issuance of the Preferred Shares and, upon conversion, the Conversion Shares to the Auriga Stockholders was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2).

Except for the Merger Agreement and the transactions contemplated by that agreement, neither Multi-Link, nor its directors and officers, had any material relationships with Auriga, its officers, directors or principal stockholders.

Multi-Link and Auriga are headquartered in Norcross, Georgia and will continue to trade under the Multi-Link name and ticker symbol until the completion of the corporate name change to Auriga Laboratories, Inc. and the other Actions.

On March 30, 2006, in its Current Report on Form 8-K dated March 30, 2006, Multi-Link reported the execution of a letter of intent to acquire Auriga. On May 5, 2006, in its Current Report on Form 8-K dated May 4, 2006, Multi-Link reported the entry into the Merger Agreement with Auriga and included a copy of the Agreement and Plan of Merger therein as Exhibit 2.1. On May 8, 2006, Multi-Link filed an Amended Current Report on Form 8-K. Additionally, on May 8, 2006, Multi-Link filed an Information Statement on Schedule 14f-1 reporting the proposed Merger of Auriga and the pending change of control of Multi-Link at the Closing. These Current Reports and Information Statement are hereby incorporated by reference.

BUSINESS OF MULTI-LINK

Prior to the Closing, Multi-Link was a public “shell” company with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

BUSINESS OF AURIGA

SUMMARY OF THE COMPANY

Auriga Laboratories, Inc. (“Auriga” or the “Company”) was formed as a Delaware corporation in April 12, 2005 as part of a reorganization transaction involving several companies owned by the founders and is authorized to issue 50,000,000 shares of $0.0001 par value common stock. In April 2005, all of the stock of Tryon Labs, Inc. (a Delaware corporation) and Auriga Pharmaceuticals, LLC (a Delaware limited liability corporation) was contributed to Auriga in exchange for stock in Auriga. As part of the reorganization transaction, Tryon Labs, Inc. changed its name to Auriga Development, Inc. and operates as a wholly-owned subsidiary engaged in drug development. Auriga Pharmaceuticals, LLC also became a wholly-owned subsidiary of Auriga.

Auriga is a specialty pharmaceutical company with stand-alone sales, marketing, and development capabilities. Auriga currently markets the Extendryl® family of products with approximately a 40-person sales force. Auriga has an exclusive license to the Extendryl® product line. Currently there are 7 separate products that fall under Extendryl®. This product line is indicated for treatment and relief of cough, cold and allergy symptoms. These products offer different combinations of antihistamines, expectorants, decongestants, anticholinergics, and anti-tussive that are designed to provide symptomatic relief for several patient types in the acute respiratory disease area.

Auriga plans to become a fully integrated pharmaceutical company by acquiring its own manufacturing and development capabilities. Since the launch of its first product line in August 2005, Auriga has achieved approximately $6.5 million in revenue. Moving forward, the Company will seek to acquire and/or in-license additional products and technologies to further grow revenues.

Over time, the Company plans on building three therapeutically focused product franchises in the areas of respiratory diseases, gastrointestinal (GI) disorders, and the central nervous system (CNS)/pain areas. The conceptual framework for this strategy is to initially acquire/license a mature product for each therapeutic area with brand equity that is no longer the primary focus of its originator. The Company has already done this in the respiratory space with its Extendryl® product line, but anticipates acquiring and/or developing a GI and CNS/pain product. These opportunities will then provide the impetus for further expansion of the sales force, allowing for additional promotional reach and geographic scope. Simultaneously, the Auriga development team, through collaboration with the Auriga commercial team, plans to identify and develop new products as well as enhance existing products with proprietary technologies in order to introduce additional products for each therapeutic division. In addition, the Company intends to file for regulatory approval for these newly developed products (and enhanced existing products) in order to achieve both regulatory and intellectual property (IP) exclusivity in the market.

Ultimately, as these therapeutic divisions expand and mature in the marketplace, Auriga plans to realize synergies between divisions and will be able to “cross-promote” each division’s products in an effort to enhance product launches, intensify promotion during seasonal peaks and react to competitive threats, among other things.

The Company currently operates out of two wholly-owned subsidiaries located in Atlanta, Georgia: Auriga Pharmaceuticals, LLC and Auriga Development, Inc. The Company’s strategy is five-fold:

(i)
To focus on low-risk and short-term opportunities that can reach the market within short time frames in order to establish focused therapeutic divisions within the company.  In general, Auriga is interested in pharmaceutical products that are already approved, or on the market, have a market presence and an established reputation in the medical community, but may no longer have patent protection.  Using its expertise, the Company plans to combine such drugs with patented reformulation and/or drug delivery or other technologies in an effort to produce unique product profiles with distinct market and/or clinical advantages.  These proprietary and potentially patented products will then be re-introduced to the market by leveraging the existing brand equity and patient base of the original product and the improved formulation and drug delivery technology which Auriga has added. Extendryl® is an example if this type of product and strategy.

(ii)
To attract co-promote partners and in-license opportunities. Auriga anticipates that product additions may fund expansion of therapeutically-focused sales divisions and development of pipeline products and provide opportunities for the Company to co-promote with other products.

(iii)
To focus on low-risk and medium term opportunities that can reach the market within 48 months. Products in this category of interest have been previously approved, but may be able to be introduced to the market by making changes in the delivery route or dosing schedule of the drug. By utilizing the 505(b)(2) regulatory approval pathway within Food & Drug Administration (the “FDA”), Auriga hopes to introduce well-known products with renewed market exclusivity upon approval. Auriga is currently working on a pain product that is the most widely prescribed drug combination in the U.S. By applying a rapid-dissolve technology to the product, Auriga hopes to be able to introduce this product within an expected FDA approval time frame of 48 months and possibly recapture a portion of this annual 100 million prescription market.

(iv)
To develop a proprietary patent portfolio to protect therapeutic categories Auriga desires to enter. Auriga is aggressively working with its regulatory and intellectual property attorneys in an effort to file and secure patent claims in the United States covering product inventions and innovations that it believes are unique. These patents, if issued and ultimately found to be valid, may enable Auriga to create a barrier to entry for any competitors in the United States market (in addition to regulatory exclusivity provided by FDA approval).

(v)
To identify and develop new products utilizing known chemical entities combined with proprietary delivery technologies for use in new disease areas/indications for that chemical entity. By identifying high value markets with unmet or under-met needs and developing products to serve those needs, the company may yield significant franchise value through product introduction with both regulatory and IP exclusivity in the market. Currently, the Company is working on delivering fluticasone, a highly effective topical steroid used in asthma and dermatology, to the colon and lower intestine for use in treating Crohn’s disease, which represents approximately a $1.3 billion market according to The 2004 IMS Year in Review for the U.S. Prescription Market.

DEVELOPMENT PROJECTS

On April 10, 2006, the Company signed a development agreement with Balchem Corporation to develop an orally dissolving tablet (ODT) combination of acetaminophen and hydrocodone (HC/APAP) (the “Balchem Agreement”). This combination represents the most widely prescribed class of pain management medication in the U.S. as measure by dispensed prescriptions. In 2005, approximately 130 million prescriptions of HC/APAP combinations were dispensed in the U.S. market according to the 2004 IMS National Prescription Audit. By utilizing a taste-masking technology, combined with a rapid, orally dissolving tablet (ODT) form, and filing for regulatory approval using the 505(b)(2) pathway, the Company believes commercial launch with exclusivity may be accomplished in approximately 2-3 years. Originally developed for use in the food industry, the pharmaceutical applications of this taste-masking technology may offer a innovative and unique solution to the problem of taste masking that may give Auriga’s products a competitive advantage over its competitors if Auriga is successful in obtaining the license to this technology. Additionally, the manufacturing costs of the taste-masking technology are expected to be lower than traditional taste-masking methods further affording a marketing advantage in addition to potentially higher margins to Auriga.

Under the Balchem Agreement, the Company retained Balchem to scale up and validate the Balchem taste masking technology for use with Company products.  No new development is anticipated, and Balchem will continue to own all intellectual property in its technology.  If any new development becomes necessary, a separate development agreement that takes into account ownership and or use rights of the new development will be negotiated between the parties.

The Balchem Agreement remains in force until December 31, 2007, and may be renewed by mutual agreement of the parties.  Either party may terminate the Balchem Agreement if the other party commits an uncured material breach or becomes bankrupt. The maximum compensation to be paid to Balchem under the Balchem Agreement is $165,000, $140,000 of which is dependent on Balchem meeting certain milestones and requirements. The Balchem Agreement contains industry standard terms and conditions with respect to warranty, indemnity, limitation of liability and miscellaneous provisions.  A separate license and supply agreement will be negotiated by the parties to allow Company to use the Balchem technology with its products. There can be no assurance that the Company will be able to license the Balchem technology or enter into a license agreement on acceptable terms. The Balchem Agreement is attached hereto as Exhibit 10.13.

Auriga plans to launch in Fall 2006 two line extensions to the Extendryl® family of products. Auriga has already identified a manufacturer and formulations for these products. These new line extensions will bring the total number of products sold under the Extendryl® name to nine.

Auriga’s current development pipeline opportunities have been prioritized according to market size, un-addressed market needs, availability of differentiating drug delivery technologies, and potential for market approval within 36 months of the start of development. We have identified product opportunities in the respiratory, pain/CNS and GI therapeutic areas.

Auriga is currently working on applying an internally developed (and patent pending) delivery technology that combines rapid dissolve and extended release (ER/RD) formulation of drug product. While both of these delivery methods are prevalent in the pharmaceutical market, utilization of both in the same product is reasonably unique. Auriga plans on developing an ER/RD form of its Extendryl Jr product. This product is used for pediatric cough/cold and fits very nicely within Auriga’s respiratory franchise growth plan. Formulation development is near completion, prototype production is currently expected in the third quarter of 2006, patents for the technology have been filed in the United States, and commercial launch is currently planned for fall 2007.

In the area of gastrointestinal (“GI”) diseases, a market that Auriga’s management believes is attractive for drug reformulations, Auriga plans to focus its initial development activities on inflammatory diseases of the bowel such as Ulcerative Colitis and Crohn’s disease. Auriga believes that is has currently identified formulations that can achieve colonic delivery of anti-inflammatory agents that may offer a reduction in the side effects typically associated with these drugs. This is of particular importance for drugs such as steroids, which offer superior efficacy in suppressing GI inflammation. However, because inflammatory bowel diseases often require long term or chronic treatment, the benefit of steroids has been sharply limited by side effects which can include significant weight gain, damage to adrenal glands and other vital organs, diminished bone mass density, increased susceptibility to infection, and elevated blood cholesterol levels. While industry analysts estimate the market for GI anti-inflammatory products to be in excess of $1.3 billion, the largest part of this market is attributable to the 5-acetylsalicylic acid (5-ASA) based drugs, despite their limited efficacy. In light of this, the Company believes that the introduction of an effective topically-delivered steroid to the colon may achieve an acceptable share of this market and possibly expand the overall size of the market as well.

Through partnerships with third parties, Auriga has access to several proprietary drug delivery technologies. These technologies include those that achieve oral controlled release, rapid dissolve/taste masking, and buccal absorption (absorption by the lining cells in the oral cavity). Access to such technologies comes from the Company’s experience, knowledge base and networks in the drug delivery field. In general, the strategy of Auriga will be to license technologies from specialty drug delivery companies for specific product applications and to lever the experience of such companies for Auriga’s product development. Auriga anticipates that the initial products in its currently planned development pipeline will use technologies that have regulatory approvals and well-established histories in the market. In some cases the Company believes that it has unique access to certain technologies as a result of its initial involvement in their development. Auriga’s intellectual property strategy attempts to ensure that new products are protected by composition of matter, use and process patents while providing freedom to operate in the market place.

Auriga’s product development strategy is to make improvements to drugs that have already been approved and thereby significantly reduce overall development risk. Filings for regulatory approval will use the 505 (b)(2) New Drug Application (“NDA”) pathway that allows use of historical data on drug efficacy and safety thus reducing the overall development time. Auriga plans to further manage development risk through a tiered approach that initially launches product line extensions of existing brands followed by new products that apply new delivery approaches to approved drugs. Subsequently, Auriga anticipates that new products that address new clinical indications for approved drugs can be developed.

PRODUCT PORTFOLIO

Extendryl®: Auriga has an exclusive license to the Extendryl® product line. Currently there are 7 separate products that fall under Extendryl®. This product line is indicated for treatment and relief of cough, cold and allergy symptoms. These products offer different combinations of antihistamines, expectorants, decongestants, anticholinergics, and anti-tussive that are designed to provide symptomatic relief for several patient types in the acute respiratory disease area. The Extendryl® product line consists of the following separate products:

Extendryl® HC - (1,000mg Guaifenesin, 10mg hydrocodone)
Extendryl® Sr - (8mg chlorphenaramine, 20mg phenylepherine, 2.5mg methscopolamine)
Extendryl® JR- (4mg chlorphenaramine, 10mg phenylepherine, 1.25mg methscopolamine)
Extendryl® pse- (120mg psuedoephederine, 2.5mg methscopolamine)
extendryl® dm- (8mg chlorphenaramine, 30mg dextromethorphan, 2.5mg methscopolamine)
extendryl® chews- (4mg chlorphenaramine, 10mg phenylepherine, 1.25mg methscopolamine)
extendryl ®syrup- (4mg chlorphenaramine, 10mg phenylepherine, 1.25mg methscopolamine)

Extendryl® products are manufactured for the Company by Sovereign Pharma and Provident Pharmaceuticals. The Company has not obtained specific regulatory approval from the Food and Drug Administration ("FDA").

Currently, an FDA program allows the Company, in its opinion, to manufacture and market its current Extendryl® products, without going through the formal approval process of submitting an NDA with safety and efficacy data. The Company believes its current Extendryl® products are governed by a special regime established by a string of legislation spanning from 1938 through 1984 and administrative guidance as recent as 2003. Prior to 1938, drugs could be marketed in the U.S. as long as a drug’s label did not present false information regarding the drug’s strength and purity. The Federal Food, Drug and Cosmetic Act of 1938 (the “Act”) required the manufacturer to prove the safety of a drug before introducing it to the market. In 1962, the Act was amended to further require the manufacturer to prove new drugs were effective as well. The FDA then undertook a Drug Efficacy Study Implementation program (“DESI”) for all drugs approved between 1938 and 1962, allowing these drugs to remain on the market while evidence of their effectiveness was reviewed. These pre-1962 drugs are commonly referred to as DESI Drugs. While the FDA may consider Auriga’s products to be new drugs, it has indicated its intent to exercise enforcement discretion and not pursue regulatory action for DESI drugs, such as Auriga’s Extendryl® products, unless certain conditions occur. If these conditions were to materialize, or the FDA disagreed with Auriga’s conclusions about the regulatory status of these products, Auriga might be required to submit an NDA and/or cease marketing until the FDA grants approval to do so.SALES & MARKETING STRATEGY

The Company has executed the first stage of its commercialization strategy by acquiring an established, branded prescription product line (Extendryl®) and deploying a therapeutically (respiratory) focused 40-person sales force focused on influencing the prescribing habits of physicians through promotion and building relationships with high prescribing targets. This initial stage has yielded a revenue base of $6.5 million that provides current revenues to Auriga that management anticipates will at least partially support product acquisitions and development.

In essence, the sales and marketing strategy for Auriga can be described as a “high compression” promotional effort. Our sales and marketing team will attempt to identify those physician offices that offer the highest potential return for promotional effort; these targeted physicians will then receive promotion in the form of:

1.	Frequent personal sales calls from Auriga representatives
2.	Drug samples
3.	Promotional and clinical materials designed to support clinical rationale for use of Auriga products
4.	Peer-to-peer educational conferences/meetings.
5.	Journal Advertising

The key to this strategy will be to only focus on the most productive prescribers who respond to promotional efforts. The Company’s sales analytics team will attempt to track prescribing response to promotional activities which should result in a continuous adjustment of targeting and concentration of promotional activities.

The Auriga team will also endeavor to ensure that sufficient product stock is established and maintained within both wholesale and retail distribution outlets so any demand created by the sales force can be met with adequate supply in the market.

As Auriga attempts to build a broader product portfolio for its respiratory sales division, the executive team currently intends to simultaneously seek product opportunities in the CNS/Pain and GI therapeutic areas in order to begin building additional sales teams to focus on these additional therapeutic areas. As it moves into additional therapeutic areas, Auriga will execute the same organizational structure evolution process and sales and marketing plan for each subsequent therapeutic division.

PATENTS AND PROPRIETARY RIGHTS

Auriga’s success depends in part on its ability to:

- Obtain patents;

- Protect trade secrets;

- Operate without infringing the proprietary rights of others; and

- Prevent others from infringing on its proprietary rights.

In addition to filing its own patents, Auriga will obtain licenses to patents and patent applications and other proprietary rights from others.

The Company has two patent applications presently pending in the United States Patent and Trademark Office and plans to use Patent Cooperation Treaty filings in an attempt to expand coverage of the pending U.S. patent applications to individual countries outside the U.S. at appropriate times as it sees fit.

Auriga’s initial patent application is on sequential release formulations of cough/cold/allergy actives designed to orchestrate the effectiveness of their pharmacologic action.

Auriga’s second patent application describes what it believes is a novel mixed-release tablet formulation containing cough/cold therapeutic agents that dissolves rapidly in the mouth and provides continuous (immediate and extended) dosing for 8-12 hours.

Development of the Company’s GI product will use licensed technology that is covered by multiple U.S. and European patents with coverage up to 2021.

The Company primarily protects its proprietary information by filing U.S. and foreign patent applications related to its proprietary technology, inventions and improvements. Proprietary rights relating to the Company’s technologies will be protected from unauthorized use by third parties only to the extent that they are covered by valid and enforceable patents or are effectively maintained as trade secrets. The strength and breadth of patent positions of pharmaceutical companies are extremely complex and uncertain. The scope and extent of the Company’s patent protections for some of its products, including the Extendryl® line are particularly uncertain because formulations for the actives in this product line have existed in the public domain for many years, some of which have patent protection. With respect to fluticasone, other parties have been granted patents on methods for producing the drug, specific formulations, and the methods of treatment or use. The publication of this information limits the scope of any patents the Company is seeking and may prevent it from obtaining any meaningful patent protection. The Company cannot assure you that any patents that it is seeking, or that are licensed to it, will afford protection against competitors. Nor can the Company assure you that any patent applications will result in patents being issued.

In addition, the laws of certain foreign countries do not protect the Company’s intellectual property rights to the same extent as do the laws of the United States. The patent position of pharmaceutical companies involves complex legal and factual questions. The Company cannot predict whether the intellectual property laws of foreign countries will be enforceable. The Company cannot assure you that any of its patents or patent applications, if issued, will not be challenged, invalidated or designed around. Nor can the Company assure you that the patents will provide proprietary protection or competitive advantages to it. Furthermore, the Company cannot assure you that others will not independently develop similar technologies or duplicate any technology developed by it.

Auriga’s commercial success depends significantly on its ability to operate without infringing the patents and other proprietary rights of third parties. The Company cannot assure you that its technologies do not and will not infringe the patents or violate other proprietary rights of third parties. In the event any of the Company’s technologies are found to infringe or violate the intellectual property rights of others, the Company may be prevented from pursuing research, development or commercialization of its products.

There has been extensive litigation regarding patents and other intellectual property rights in the biotechnology and pharmaceutical industries. The defense and prosecution of intellectual property suits and related legal and administrative proceedings in the United States and abroad involve complex legal and factual questions. These proceedings are costly and time-consuming to pursue and their outcome is uncertain. Litigation may be necessary to enforce patents issued to or licensed by the Company, to protect trade secrets or know-how owned or licensed by it and to determine the enforceability, scope and validity of the proprietary rights of others.

The Company will incur substantial expense and be forced to divert significant effort and resources of its technical and management personnel in the event it must prosecute or defend any litigation or other administrative proceeding. If an adverse determination were made, the Company could incur significant liabilities to third parties or be required to seek licenses which may not be available from third parties or may be prevented from selling its products in certain markets, if at all. Although patent and intellectual property disputes are often settled through licensing or similar arrangements, costs associated with these arrangements may be substantial and could include ongoing royalties. Furthermore, the Company cannot assure you that the necessary licenses would be available to it on satisfactory terms, if at all.

In addition to patents, the Company relies on trade secrets and proprietary know-how, which it seeks to protect, in part, through confidentiality agreements with some of its employees. The Company cannot assure you that these confidentiality or proprietary information agreements will meaningfully protect its technology or provide it with adequate remedies in the event of unauthorized use or disclosure of this information. Nor can the Company assure you that the parties to these agreements will not breach these agreements or that its trade secrets will not otherwise become known to or be independently developed by competitors.

RISK FACTORS

You should consider carefully the following Risk Factors and all other information set forth in this Report before making an investment in the Company. Investing in Auriga involves a high degree of risk. Any of the following risks could materially harm Auriga’s business and could result in a complete loss of your investment.

RISKS RELATED TO THE BUSINESS

THE REGULATORY STATUS OF SOME OF AURIGA’S PRODUCTS MAKES THESE PRODUCTS SUBJECT TO INCREASED COMPETITION AND OTHER RISKS

The regulatory status of Auriga’s products may allow third parties to more easily introduce competitive products, and may make it more difficult for the Company to sell its products in the future. Currently, an FDA program allows the Company, in its opinion, to manufacture and market its products, and permits others to manufacture and market similar products, without submitting safety or efficacy data. With respect to the Company’s current products, the Company does not hold rights in patents protecting it against such competitive pressures. This results in increased competition because other companies can enter the market without having to submit safety and efficacy data to sell competing products. On several occasions, the FDA has considered changing the classification of certain single entity and combination product types of drugs from prescription to over-the-counter use, and which permit sponsors to utilize foreign over-the-counter experience data to establish a product as safe and effective for over-the-counter use in the U.S. If the FDA does change the classification, we might have to reformulate certain of the Company’s products or submit safety and efficacy data on those products, which could be costly, or the Company might have to discontinue selling certain products if the FDA does not approve any marketing application filed by it.

In addition, the FDA considers certain products to be new drugs, but has indicated its intent to exercise enforcement discretion and not pursue regulatory action unless certain conditions occur. If these conditions were to materialize, or the FDA disagreed with the Company’s conclusions about the regulatory status of these products, the Company might be required to submit an NDA and/or cease marketing until the FDA grants approval to do so. The FDA could also, at any time, promulgate new regulations or policies to require the submission of an NDA for each of these products.

FURTHER FINANCING CANNOT BE GUARANTEED.

It is likely that Auriga will need to raise additional capital in order to meet its business plan, and the required additional financing may not be available on terms acceptable to Auriga, or at all. There can be no assurances that Auriga's anticipated future financings will occur, or that such financings will be available on acceptable terms. No one should rely on the prospect of future financings in evaluating Auriga.

ABILITY TO OBTAIN OR SUSTAIN MARKET ACCEPTANCE FOR AURIGA’S SERVICES AND PRODUCTS.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect the financial condition and operating results of Auriga. Moreover, Auriga cannot be sure that it will successfully complete the development and introduction of new products or product enhancements or that any new products developed will achieve acceptance in the marketplace. It may also fail to develop and deploy new products and product enhancements on a timely basis.

In addition, a material component of Auriga’s revenue to date has been used, and Auriga anticipates will be used in the future, by its customers, who may include wholesalers/distributors, retail pharmacies and hospitals, for the purpose of accumulating inventory. This inventory held by Auriga’s customers is subject to the standard returns policies of the Company and its distributors. Some or even a material component of Auriga’s revenue to date, and any revenues it generates in the future, could be significantly adversely impacted due to returns as a result of insufficient demand in the marketplace or product expiration dating. Such product returns and the resulting financial impact could have a material adverse effect on the operations and financial condition of the Company if such product returns exceed established reserves for anticipated product returns.

THE COMPANY’S BUSINESS IS HEAVILY REGULATED BY GOVERNMENTAL AUTHORITIES, AND FAILURE TO COMPLY WITH SUCH REGULATION OR CHANGES IN SUCH REGULATIONS COULD NEGATIVELY AFFECT OUR RESULTS

Many government authorities regulate our business, including, among others, the FDA, the SEC, foreign regulatory authorities, the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety and Health Administration, the Department of Health & Human Services, the Centers for Medicare and Medicaid Services, the Environmental Protection Agency, the Department of Labor, state, local and foreign governments and the Internal Revenue Service. We may incur significant expenses to comply with regulations imposed by these authorities. Also, our future results could be negatively impacted by changes in governmental regulation over the pharmaceutical industry, including regulation of Medicare, Medicaid and similar programs, by reducing our revenue and profits and/or increasing our costs and expenses in order to comply with such regulation. In addition, all of our third-party manufacturers, third-party sample distributors and product packaging companies are subject to inspection by the FDA and, in appropriate cases, the Drug Enforcement Administration and foreign regulators. If our third-party manufacturers and other supply and distribution chain partners do not comply with FDA regulations in the future, they may not deliver products to us or deliver samples to our representatives, or we may have to recall products. Even if deficiencies observed by the FDA do not relate to our products, our third-party manufacturers, third-party sample distributors and product packaging companies may be delayed in manufacturing and supplying our products to us in a timely manner until they address their compliance issues with the FDA.

THE MARKET FOR PRODUCTS AND SERVICES IN THE PHARMACEUTICALS INDUSTRY IS COMPETITIVE; AURIGA MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

The market for products and services in the pharmaceuticals industry is highly competitive. Most of these competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than Auriga, and may be able to respond more quickly than Auriga can to new or changing opportunities and customer requirements. Also, the competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. These competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than Auriga can.

LOSS OF KEY EXECUTIVES AND FAILURE TO ATTRACT QUALIFIED MANAGEMENT COULD LIMIT AURIGA’S GROWTH AND NEGATIVELY IMPACT AURIGA’S OPERATIONS.

Auriga depends highly upon its senior management team. It will continue to depend on operations management personnel with pharmaceutical and scientific industry experience. At this time, Auriga does not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on the operations and financial condition of Auriga.

DEPENDENCE ON COLLABORATORS.

Auriga relies on various third parties for certain aspects of the development, manufacture and promotion of the Company’s present and planned products. There can be no assurance that Auriga will be able to enter into future collaborative arrangements on favorable terms, or at all. Even if Auriga is successful in entering into such collaborative agreements, there can be no assurance that any such arrangement will be successful. The success of any such arrangement is dependent on, among other things, the skills, experience and efforts of the third party’s employees responsible for the project, the third party’s commitment to the arrangement, and the financial condition of the third party, all of which are beyond the control of the Company.

RESULTS OF OPERATIONS MAY BE AFFECTED BY CHANGING MARKET PRICES AND/OR REQUIREMENTS FOR PHARMACEUTICALS.

Auriga's results of operations may be affected by changing resale prices or market requirements for pharmaceuticals, some of which are priced on a commodity basis. The sale price, and market demand for, these materials can be volatile due to numerous factors beyond Auriga's control, which may cause significant variability in its period-to-period results of operations.

RESULTS OF OPERATIONS WILL FLUCTUATE.

Auriga’s revenues and results of operations will vary from quarter to quarter in the future. A number of factors, many of which are outside of Auriga’s control, may cause variations in Auriga’s results of operations, including:

•	demand and price for Auriga’s products;
•	the timing and recognition of product sales;
•	unexpected delays in developing and introducing products;
•	unexpected delays in manufacturing Auriga’s products;
•	increased expenses, whether related to marketing, product development or administration or otherwise;
•	insufficient demand in the marketplace could cause Auriga’s distributors to return product;
•	the mix of revenues derived from products;
•	the hiring, retention and utilization of personnel; and
•	general economic factors.

IF PHYSICIANS AND PATIENTS DO NOT ACCEPT AURIGA’S CURRENT OR FUTURE PRODUCTS, AURIGA MAY BE UNABLE TO GENERATE SIGNIFICANT REVENUE, IF ANY.

The products Auriga currently markets, or products that it may develop or acquire in the future, could fail to gain market acceptance among physicians, health care payors, patients and the medical community. Physicians may elect not to recommend these drugs for a variety of reasons including:

•	timing of market introduction of competitive drugs;
•	lower demonstrated clinical safety and efficacy compared to other drugs;
•	lack of cost-effectiveness;
•	lack of availability of reimbursement from managed care plans and other third-party payors;
•	convenience and ease of administration;
•	prevalence and severity of adverse side effects;
•	other potential advantages of alternative treatment methods; and
•	ineffective marketing and distribution support.

If Auriga’s products fail to achieve market acceptance, Auriga would not be able to generate significant revenue.

NO ASSURANCE OF ADEQUATE THIRD-PARTY REIMBURSEMENTS

The Company’s ability to commercialize successfully its products under development or under consideration for acquisition or license is dependent in part on the extent to which appropriate levels of reimbursement for the Extendryl® products are obtained from government authorities, private health insurers, and managed care organizations such as health maintenance organizations or HMOs. The Company estimates that significant portion of its cumulative Extendryl® revenue may be subjected to the reimbursement rules of such organizations. Managed care organizations and other third-party payors are increasingly challenging the pricing of pharmaceutical products. The trend toward managed healthcare in the United States, the growth of organizations such as HMOs, and legislative proposals to reform healthcare and government insurance programs could significantly influence the purchase of pharmaceutical products, resulting in lower prices and reduced demand for Extendryl® or the Company’s products under development or under consideration for acquisition or license. Such cost containment measures and potential legislative reform could affect the Company’s ability to sell Extendryl® , or its products under development or consideration for acquisition or license and may have a material adverse effect on the Company. Significant uncertainty exists about the reimbursement status of newly approved pharmaceutical products. Although the Company has obtained approvals for reimbursement for the cost of Extendryl® from many third-party payors, such approvals, in the United States and in foreign countries, may be discontinued for Extendryl® or any of the Company’s products under development or under consideration for acquisition or license. The unavailability or inadequacy of third-party reimbursement for Extendryl® , or the Company’s products under development or to be acquired or licensed, may reduce the demand for, or negatively affect the price of, these products, which would have a material adverse effect on the Company.

There have been, and the Company expects that there will continue to be, federal and state proposals to constrain expenditures for medical products and services, which may affect payments for any of its approved products. The Centers for Medicare and Medicaid Services frequently change product descriptors, coverage policies, product and service codes, payment methodologies and reimbursement values. Third-party payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates and may have sufficient market power to demand significant price reductions. As a result of actions by these third-party payors, the health care industry is experiencing a trend toward containing or reducing costs through various means, including lowering reimbursement rates, limiting therapeutic class coverage and negotiating reduced payment schedules with service providers for drug products.

The Company’s inability to promptly obtain coverage and profitable reimbursement rates from government-funded and private payors for any approved products could have a material adverse effect on its operating results and its overall financial condition.

RECENT FEDERAL LEGISLATION WILL INCREASE THE PRESSURE TO REDUCE PRICES OF PHARMACEUTICAL PRODUCTS PAID FOR BY MEDICARE, WHICH COULD ADVERSELY AFFECT AURIGA’S REVENUES, IF ANY.

The Medicare Prescription Drug Improvement and Modernization Act of 2003, or MMA, changes the way Medicare will cover and pay for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by the elderly and eventually will introduce a new reimbursement methodology based on average sales prices for drugs. In addition, this legislation provides authority for limiting the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, Auriga expects that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that Auriga receives for any approved products and could seriously harm its business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

ACQUISITION OF PRODUCTS

      As part of the Auriga’s growth strategy, Auriga intends to acquire and develop additional product candidates or approved products. The success of this strategy depends upon Auriga’s ability to identify, select and acquire pharmaceutical products that meet the criteria it has established. Any product candidate the Company acquires or licenses may require additional research and development efforts prior to commercial sale, including extensive pre-clinical and/or clinical testing and approval by the FDA and corresponding foreign regulatory authorities. All product candidates are prone to the risks of failure inherent in pharmaceutical product development, including the possibility that the product candidate will not be safe, non-toxic and effective or approved by regulatory authorities. In addition, Auriga cannot assure that any approved products that it develops, acquires or licenses will be manufactured or produced economically; successfully commercialized; widely accepted in the marketplace or that Auriga will be able to recover its significant expenditures in connection with the development, acquisition or license of such products. In addition, proposing, negotiating and implementing an economically viable acquisition or license is a lengthy and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with Auriga for the acquisition or license of product candidates and approved products. Auriga may not be able to acquire the rights to additional product candidates and approved products on terms that it finds acceptable, or at all. In addition, if Auriga acquires or licenses product candidates from third parties, Auriga will be dependent on third parties to supply such products to Auriga for sale. Auriga could be materially adversely affected by the failure or inability of such suppliers to meet performance, reliability and quality standards.

AURIGA MAY ENGAGE IN STRATEGIC TRANSACTIONS THAT FAIL TO ENHANCE STOCKHOLDER VALUE.

From time to time, Auriga may consider possible strategic transactions, including the potential acquisitions or licensing of products, technologies and companies, and other alternatives with the goal of maximizing stockholder value. Auriga will continue to evaluate potential strategic transactions and alternatives that Auriga believes may enhance stockholder value. Auriga may never complete a strategic transaction(s) and in the event that Auriga does complete a strategic transaction(s), it may not be consummated on terms favorable to Auriga. Further, such transactions may impair stockholder value or otherwise adversely affect Auriga’s business. Any such transaction may require Auriga to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm Auriga’s results of operation and business prospects.

AURIGA MAY BE EXPOSED TO LITIGATION.

Since Auriga will participate in the pharmaceuticals industry, Auriga may be subject to liability claims by employees, customers, end users and third parties. Auriga intends to have proper insurance in place, however, there can be no assurance that any liability insurance Auriga has or purchases will be adequate to cover claims asserted against Auriga or that Auriga will be able to maintain such insurance in the future. Management believes Auriga intends to adopt or has adopted prudent risk management programs to reduce these risks and potential liabilities; however, there can be no assurance that such programs if, and when adopted, will fully protect Auriga. Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on Auriga.

RISK OF PRODUCT LIABILITY CLAIMS; NO ASSURANCE OF ADEQUATE INSURANCE.

 Manufacturing, marketing, selling, and testing Extendryl®, and Auriga’s products under development or to be acquired or licensed, entails a risk of product liability. The Company could be subject to product liability claims in the event that its products or products under development fail to perform as intended. Even unsuccessful claims could result in the expenditure of funds in litigation and the diversion of management time and resources and could damage the Auriga’s reputation and impair the marketability of its products. While the Company currently maintains liability insurance, the Company may not be able to maintain such insurance at a commercially reasonable cost. If a successful claim were made against the Company, and the amount of insurance were inadequate to cover the costs of defending against or paying such a claim, or the damages payable by Auriga, the Company would experience a material adverse effect on its business, financial condition, and results of operations.

AURIGA’S BUSINESS IS HEAVILY REGULATED BY GOVERNMENTAL AGENCIES

Auriga is subject to extensive regulation by the FDA, the Drug Enforcement Administration, and state government agencies. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and rules regulate the testing, manufacture, packaging, labeling, storage, record keeping, promotion, distribution, and sale of the Company’s products. If the Company or its manufacturers fail to comply with those regulations, it could become subject to significant penalties or claims, which could materially and adversely affect its operating results or its ability to conduct its business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may adversely affect our revenue and the marketing of Auriga’s products.

In accordance with the Federal Food, Drug and Cosmetic Act and FDA regulations, the manufacturing processes of the Company’s third party manufacturers must also comply with current good manufacturing practices (“cGMPs”). The FDA inspects the facilities of the Company’s third party manufacturers periodically to determine if such third party manufacturers are complying with GMPs. The FDA may implement additional regulations with which the Company would have to comply, which would increase its expenses.

Auriga’s business is also subject to regulation under state, federal and local laws, rules, regulations, and policies relating to the protection of the environment and health and safety, including those governing the use, generation, manufacture, storage, air emission, effluent discharge, handling, and disposal of certain materials. Auriga believes that it is in compliance in all material respects with all such laws, rules, regulations, and policies applicable to Auriga. However, non-compliance with such environmental and health and safety laws and regulations in the future would require Auriga to incur significant costs to comply. Auriga’s research and development involves the controlled use of hazardous materials. Although the Company believes that its safety procedures for handling and disposing of such materials comply with the standards prescribed by applicable state, federal, and local regulations, the risk of contamination or injury from these materials cannot be completely eliminated. In the event of such contamination or injury, the Company could be held liable for any damages that result and any such liability could exceed its resources and materially adversely affect the Company’s business, financial condition and results of operations.

AURIGA MAY NOT BE ABLE TO OBTAIN MARKETING APPROVAL FOR ANY OF THE PRODUCTS RESULTING FROM ITS DEVELOPMENT EFFORTS AND FAILURE TO OBTAIN THESE APPROVALS COULD MATERIALLY HARM ITS BUSINESS

While all new medicines must be approved by the FDA before they can be marketed and sold in the United States, the FDA has indicated its intent to exercise enforcement discretion and not pursue regulatory action against unapproved new medicines unless certain conditions occur. If these conditions were to materialize, or the FDA disagreed with the Company’s conclusions about the regulatory status of these products, the Company might be required to submit an NDA and/or cease marketing until the FDA grants approval to do so. Successfully completing extensive clinical trials and demonstrating manufacturing capability is typically required to obtain FDA approval. Clinical development is expensive, uncertain and lengthy, often taking a number of years for a NDA to be filed with and ultimately approved by the FDA. Of the large number of drugs in development, only a small percentage result in the submission of a NDA to the FDA and even fewer are approved for commercialization.

          Auriga may need to successfully address a number of challenges in order to complete the development of its future products. For example, to obtain marketing approval for a new product candidate, the Company and its third party manufacturers will be required to consistently produce the active pharmaceutical ingredient in commercial quantities and of specified quality on a repeated basis. This requirement is referred to as process validation. If Auriga is unable to satisfy this process validation requirement for a future product candidate, through its third party manufacturers or otherwise, it will not receive approval to market such product.

         In addition, the FDA and other regulatory agencies may apply new standards for safety, manufacturing, packaging, and distribution of future product candidates. Complying with such standards may be time consuming or expensive and could result in delays in the Company obtaining marketing approval for future product candidates, or possibly preclude it from obtaining such approval. Such a delay could also increase Auriga’s commercialization costs, possibly materially.

         Furthermore, the Company’s future products may not be effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude the Company from obtaining regulatory approval or prevent or limit commercial use. The FDA and other regulatory authorities may not approve any product that the Company develops. Even if the Company does obtain regulatory approval, such regulatory approvals may be subject to limitations on the indicated uses for which the Company may market a product, which may limit the size of the market for such product.

OTHER COMPANIES MAY CLAIM THAT AURIGA INFRINGED UPON THEIR INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS.

Auriga does not believe that its products or processes violate third party intellectual property rights. Nevertheless, there is no guarantee that such rights are not being, and will not be, violated. If any of the products or processes are found to violate third party intellectual property rights, Auriga may be required to re-engineer or cause to be re-engineered one or more of those products or processes or seek to obtain licenses from third parties to continue offering its products or processes without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which Auriga's technology may infringe. Auriga may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block Auriga's ability to further develop or commercialize some or all of its products in the U.S. or overseas and could result in the award of substantial damages against Auriga. In the event of a claim of infringement, Auriga may be required to obtain one or more licenses from third parties. There can be no assurance that the Company will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could have a material adverse effect on Auriga.

SUCCESS DEPENDS ON AURIGA’S ABILITY TO PROTECT ITS PROPRIETARY TECHNOLOGY.

Auriga's success depends, to a significant degree, upon the protection of its, and that of its licensors' proprietary technologies. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material. Insufficient funding may inhibit the ability of Auriga to obtain and maintain such protection. Additionally, if Auriga must resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive and could involve a high degree of risk to its proprietary rights if it is unsuccessful in, or cannot afford to pursue, such proceedings.

Auriga has filed patent applications covering technologies pertaining to extended release formulations. The Company is aware that certain European and U.S. patents have been issued with claims covering products that contain certain extended release formulations. It may be argued that certain or all of the Company’s products under development may use a formulation covered by such European or U.S. patents. If that is shown to be the case, the Company would be prevented from making, using or selling such products unless Auriga obtains a license under such patents, which license may not be available on commercially reasonable terms, or at all, or unless such patents are determined to be invalid in Europe or invalid or unenforceable in the United States. The Company’s development of products that may be covered by such patents and its failure to obtain licenses under such patents in the event such patents are determined to be valid and enforceable could have an adverse effect on the Company’s business.

Auriga also relies on trade secrets and contract law to protect certain of its proprietary technology. There can be no assurance that any such contract will not be breached, or that if breached, it will have adequate remedies. Furthermore, there can be no assurance that any of Auriga's trade secrets will not become known or independently discovered by third parties.

There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Auriga's trade secrets and know-how. In addition, Auriga may be required to obtain licenses to patents or other proprietary rights from third parties. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on acceptable terms, if at all. If Auriga does not obtain required licenses, it may encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Additionally, it may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that the Company will have or be able to acquire exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by Auriga or collaborators.

 Because the patent positions of pharmaceutical and biotechnology companies are highly uncertain and involve complex legal and factual questions, any patents owned and licensed by Auriga, or any future patents, may not prevent other companies from developing competing products or ensure that others will not be issued patents that may prevent the sale of the Company’s products or require licensing and the payment of significant fees or royalties. Furthermore, to the extent that (1) any of the Company’s future products or methods are not patentable, (2) such products or methods infringe upon the patents of third parties, or (3) the Company’s patents or future patents fail to give Auriga an exclusive position in the subject matter to which those patents relate, the Company will be adversely affected. The Company may be unable to avoid infringement of third party patents and may have to obtain a license, or defend an infringement action and challenge the validity of the patents in court. A license may be unavailable on terms and conditions acceptable to the Company, if at all. Patent litigation is costly and time consuming, and the Company may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation. If the Company does not obtain a license under such patents, or if it is found liable for infringement and if it is not able to have such patents declared invalid, the Company may be liable for significant money damages, may encounter significant delays in bringing products to market, or may be precluded from participating in the manufacture, use, or sale of products or methods of treatment requiring such licenses.

FAILURE TO IMPLEMENT NEW TECHNOLOGIES.

Auriga's future growth is partially tied to its ability to improve its knowledge and implementation of pharmaceutical technologies. Inability to successfully implement commercially viable pharmaceutical technologies in response to market conditions in a manner that is responsive to its customers' requirements could have a material adverse effect on Auriga.

DEPENDENCE ON SINGLE SOURCES OF SUPPLY.

The Company’s products are currently sourced from single qualified suppliers or manufacturers. The Company has not established arrangements with alternative suppliers for these ingredients or from alternative manufacturers for the manufacture of the Company’s products. Any interruption of raw material supply, for any reason, in (i) any of the required ingredients for the Company’s products or (ii) the manufacture of the product, could have a material adverse effect on Auriga’s ability to manufacture its products or to obtain or maintain regulatory approval of such products.

RISK RELATED TO COMMON STOCK

THE COMPANY’S COMMON STOCK IS THINLY TRADED AND STOCKHOLDERS MAY NOT BE ABLE TO LIQUIDATE THEIR INVESTMENT AT ALL, OR MAY ONLY BE ABLE TO LIQUIDATE THE INVESTMENT AT A PRICE LESS THAN THE COMPANY’S VALUE.

The Company’s common stock is very thinly traded, and the price if traded may not reflect the value of the Company. Consequently, investors may not be able to liquidate their investment at all, or if they are able to liquidate it may only be at a price that does not reflect the value of the business. Even if a more active market should develop, the price may be highly volatile. Because the price for the Company’s common stock is low, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the Company’s common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of the Company’s common stock as collateral for any loans.

The Company does not qualify or meet the requirements for the listing and/or quotation of the Company’s common stock on the NASDAQ SmallCap and the American Stock Exchange. If the Company determines that it would like to pursue such listing and attempt to meet the listing standards, in order to achieve the minimum required price per share, the Company would have to effect a reverse stock split which could reduce the overall value of your investment.

THE COMPANY’S COMMON STOCK HAS NOT BEEN ACTIVELY TRADED ON A PUBLIC MARKET.

For a number of years the Company’s common stock has traded only on a limited basis. Therefore, it is not certain whether investor interest in the Company’s common stock will be sufficient to create or sustain an active public trading market. If an active public trading market for shares of the Company’s common stock does not develop, investors and the other recipients of the common stock underlying the Series A convertible preferred stock issued in the Merger transaction may have limited liquidity and may be forced to hold their shares for an indefinite period of time.

THE OUTSTANDING SERIES A CONVERTIBLE PREFERRED STOCK ISSUED IN THE MERGER TRANSACTION AND THE COMMON STOCK UNDERLYING SUCH PREFERRED STOCK WILL BE “RESTRICTED SECURITIES” AND MAY NOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

The shares of Series A convertible preferred stock are, and the common stock underlying such preferred shares will be, “restricted securities” as such term is defined in Rule 144 under the Securities Act. Accordingly, they may not be resold unless they are registered under the Securities Act and applicable state securities laws or unless exemptions from such registration requirements are available. Any such exemption must be established to the Company’ satisfaction. Certain holders of the Company’s common stock have registration rights. If the Company files a registration statement to register the common stock underlying such preferred shares, the shares of common stock having registration rights or newly issued securities of the Company in the future, there is no guarantee that the SEC will permit such registration to become effective or that it will be effective when a holder of common stock elects to sell the shares of common stock. Any inability to sell may affect the ultimate realizable value of the common stock.

BECAUSE THE COMPANY IS SUBJECT TO THE PENNY STOCK RULES SALE OF THE COMPANY’S COMMON STOCK BY INVESTORS MAY BE DIFFICULT.

The Company is subject to the SEC's “penny stock” rules. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for the Company’s common stock. As long as the Company’s common stock is subject to the penny stock rules, the holders of such common stock may find it more difficult to sell their securities.

THE COMPANY’S COMMON STOCK PRICES COULD DECREASE IF A SUBSTANTIAL NUMBER OF SHARES ARE SOLD UNDER RULE 144.

A substantial majority of the Company’s outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of the Company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years or more. If a substantial number of shares of the Company’s common stock are sold under Rule 144 or other exemption, it could cause the price the Company’s common stock to go down.

THE COMPANY’S PRINCIPAL STOCKHOLDERS HAVE THE ABILITY TO EXERT SIGNIFICANT CONTROL IN MATTERS REQUIRING STOCKHOLDER VOTE AND COULD DELAY, DETER OR PREVENT A CHANGE IN CONTROL OF THE COMPANY.

Philip S. Pesin owns approximately 29% of the Company’s outstanding common stock (upon conversion of the Series A convertible preferred stock) and will be able to assert significant influence over the election of directors and other matters presented for a vote of stockholders. In addition, assuming the Company reincorporates in Delaware as planned, Delaware corporate law provides that certain actions may be taken by consent action of stockholders holding a majority of the outstanding shares. In the event that the requisite approval of stockholders is obtained, dissenting or non-participating stockholders generally would be bound by such vote. Through this concentration of voting power, Mr. Pesin could delay, deter or prevent a change in control of the Company or other business combinations that might otherwise be beneficial to the Company’s other stockholders. In deciding how to vote on such matters, Mr. Pesin may be influenced by interests that conflict with yours. You should not buy the Company’s common stock unless you are willing to entrust all aspects of operational control to the Company's current management team.

THE CONVERSION OF OUTSTANDING DERIVATIVE SECURITIES COULD CAUSE YOUR OWNERSHIP IN THE COMPANY TO BE DILUTED AND MAY DECREASE THE VALUE OF YOUR INVESTMENT.

Outstanding derivative securities and current and future obligations to issue the Company's securities to various parties may dilute the value of your investment. Immediately after the closing of the Merger, the Company will have options and warrants outstanding to purchase approximately 14,563,283 shares of its common stock at prices ranging from $0.42 to $1.24 per share. For the length of time these warrants and options are outstanding, the holders thereof will have an opportunity to profit from a rise in the market price of the Company’s common stock without assuming the risks of ownership. This may have an adverse effect on the terms upon which the Company can obtain additional capital. It should be expected that the holders of such derivative securities would exercise or convert them at a time when the Company would be able to obtain equity capital on terms more favorable than the exercise or conversion prices provided by the warrants or options. There are no preemptive rights in connection with the Company’s common stock.

THE COMPANY DOES NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

The Company does not intend to pay any dividends in the foreseeable future. The Company does not plan on making any cash distributions in the manner of a dividend or otherwise. The Company’s board of directors presently intends to follow a policy of retaining earnings, if any.

THE COMPANY HAS THE RIGHT TO ISSUE ADDITIONAL COMMON STOCK AND PREFERRED STOCK WITHOUT THE CONSENT OF SHAREHOLDERS. THIS WOULD HAVE THE EFFECT OF DILUTING YOUR OWNERSHIP IN THE COMPANY AND COULD DECREASE THE VALUE OF YOUR STOCK.

Following the planned reverse stock split and the automatic conversion of the Series A Preferred Stock, there will be additional authorized but unissued shares of the Company’s common stock that may be later issued by the Company’s management for any purpose without the consent or vote of the stockholders that would dilute a stockholder's percentage ownership of the Company.

In addition, the Company’s articles of incorporation authorize the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the board of directors. The articles of incorporation have authorized issuance of up to 5,000,000 shares of preferred stock in the discretion of the board of directors, of which 1,200,000 shares have been designated as Series A convertible stock. The remaining 3,800,000 shares of authorized but undesignated preferred stock may be issued upon filing of amended Articles of Incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by the board of directors and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

IT IS POSSIBLE THAT THERE ARE CLAIMS OF WHICH THE COMPANY IS UNAWARE THAT MAY COME TO LIGHT IN THE FUTURE AND COST THE COMPANY CONSIDERABLE TIME, EFFORT AND EXPENSE TO RESOLVE.

Although Multi-Link Telecommunications, Inc. has not been operational for several years prior to the acquisition of Auriga, it is possible that a claim, whether colorable or not, may be asserted against the Company in the future with respect to matters arising prior to the Merger. There can be no assurance given that some person will not devise a claim and attempt to assert it against the Company in the hopes of obtaining some monetary benefit. To resolve such a claim, including payment, may cost the Company considerable time, effort and expense. Any of these may impair management’s implementation of the business plan concerning the Company with the consequence of a loss of opportunity.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

All references to the “Company,” “we,” “our,” and “us” for periods prior to and subsequent to the closing of the Merger refer to Auriga Laboratories and its subsidiaries.

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

Overview

The Company was formed as a Delaware corporation in April 12, 2005 as part of a reorganization transaction involving several companies owned by the founders and is authorized to issue 50,000,000 shares of $0.0001 par value common stock. As part of the reorganization transaction, Tryon Labs, Inc. changed its name to Auriga Development, Inc. and operates as a wholly-owned subsidiary engaged in drug development. Auriga Pharmaceuticals, LLC also became a wholly-owned subsidiary of Auriga, and is engaged in the sales and marketing of Company products.

We are a specialty pharmaceutical company with stand-alone sales, marketing, and development capabilities. The Company currently markets the Extendryl® family of products with a forty-person sales force. We plan to become a fully integrated pharmaceutical company by acquiring manufacturing and development capabilities. We also seek to acquire and/or in-license additional products and technologies.

Results of Operations

From April 12, 2005 (Date of Inception) to March 31, 2006

SALES	$7,350,120
Less returns and allowances	753,247

NET SALES	6,596,873
COST OF GOODS SOLD	2,626,488

GROSS PROFIT	3,970,385

OPERATING EXPENSES	5,064,332

LOSS FROM OPERATIONS	(1,093,947)

OTHER EXPENSES	2,056,106

NET LOSS	$(3,150,053)

RESULTS OF OPERATIONS

Auriga incurred a net loss of $3,150,053 for the period from inception through March 31, 2006. This loss represents a loss from operations of $1,093,947, before Other Expenses of $2,056,106. The Company’s net loss occurred primarily as a result of operating expenses and costs related to the start up of operations, and noncash financing expenses of $1,986,592 attributed to the exercise of a warrant, which is included in Other Expenses.

Auriga had net sales of $6,596,873 for the period from inception through March 31, 2006. The Company’s management expects that sales will increase in the year ended March 31, 2007, although the rate of this increase will depend on the success of the of the Company’s existing product line as well as additional products it plans to add to the overall Company product mix.

Auriga’s gross profit for the period from inception (April 12, 2005) through March 31, 2006 was $3,970,385, and its gross margin was 60%. The Company’s management anticipates that Auriga will continue to experience similar levels of gross margin as management seeks out manufacturers, product lines, and suppliers with competitive pricing for quality products.

Operating Expenses

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries and benefits, drug samples, market research data, promotions, advertising, consulting fees, and market data analysis. We expect to continue to increase marketing and development efforts in the future and as a result expect this class of expenses to continue to increase.

General and Administrative Expenses

Our general and administrative expenses consist primarily of salaries and benefits for employees, fees to our professional advisors, rent, and other general operating costs. Based on our plans for future growth, we expect our general and administrative costs are likely to increase significantly.

Research and Development Expenses

Our research and development expenses consist primarily of salaries and benefits for research and development employees and payments to independent contractors. Expenses in this area are likely to increase significantly as the Company develops new and existing products and technologies.

THE INDUSTRY

The pharmaceutical industry has experienced significant growth over the past several years. IMS Health (“IMS”), the world's leading provider of market intelligence to the pharmaceutical and healthcare industries, reports that the total U.S. prescription drug market was approximately $234 billion in 2004. For the ten years to 2004, the compounded annual growth rate (CAGR) in sales was 13.0% and CAGR is expected to be 7%-10% between 2005-2009.

The industry is undergoing a period of consolidation. It is estimated that during the years 2001-2005 branded products with estimated 2001 sales in excess of $35 billion will lose patent protection and that in 2006 alone the figure is expected to be in the $20 billion range. To replace these revenues and lessen their dependence on internal development programs, the large pharmaceutical companies are increasingly entering into strategic licensing arrangements with specialty pharmaceutical companies with valuable research and development programs and technologies. They are also developing strategies to defend themselves against generic competition through innovative approaches to extension brand life-cycles, exclusivity period and product differentiation.

Auriga plans to capitalize on these changes by acquiring well known and highly written brand names that have become less valuable to larger companies and combining them with new drug approvals that are designed to provide periods of market exclusivity.

PHARMACEUTICAL DEVELOPMENT

Other than the products that are exempted from the formal approval process by the “DESI” regime as defined below, the Company will be required by the FDA to comply with NDA procedures for its branded products prior to commencement of marketing by it, or its licensees. New drug compounds and new formulations for existing drug compounds which cannot be filed as ANDAs are subject to NDA procedures. These procedures include (1) preclinical laboratory and animal toxicology tests; (2) scaling and testing of production batches; (3) submission of an Investigational New Drug Application ("IND"), and subsequent approval is required before any human clinical trials can commence; (4) adequate and well controlled replicate human clinical trials to establish the safety and efficacy of the drug for its intended indication; (5) the submission of an NDA to the FDA; and (6) FDA approval of an NDA prior to any commercial sale or shipment of the product, including pre-approval and post-approval inspections of its manufacturing and testing facilities. If all of this data in the product application is owned by the applicant, the FDA will issue its approval without regard to patent rights that might be infringed or exclusivity periods that would affect the FDA's ability to grant an approval if the application relied upon data which the applicant did not own. The Company intends to generate all data necessary to support FDA approval of the applications it files.

Preclinical laboratory and animal toxicology tests must be performed to assess the safety and potential efficacy of the product. The results of these preclinical tests, together with information regarding the methods of manufacture of the products and quality control testing, are then submitted to the FDA as part of an IND requesting authorization to initiate human clinical trials. Once the IND notice period has expired, clinical trials may be initiated, unless a hold on clinical trials has been issued by the FDA.

Clinical trials involve the administration of a pharmaceutical product to individuals under the supervision of qualified medical investigators that are experienced in conducting studies under "Good Clinical Practise" guidelines. Clinical studies are conducted in accordance with protocols that detail the objectives of a study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA and to an Institutional Review Board prior to the commencement of each clinical trial. Clinical studies are typically conducted in three sequential phases, which may overlap. In Phase I, the initial introduction of the product into human subjects, the compound is tested for absorption, safety, dosage, tolerance, metabolic interaction, distribution, and excretion. Phase II involves studies in a limited patient population with the disease to be treated to (1) determine the efficacy of the product for specific targeted indications, (2) determine optimal dosage and (3) identify possible adverse effects and safety risks. In the event Phase II evaluations demonstrate that a pharmaceutical product is effective and has an acceptable safety profile, Phase III clinical trials are undertaken to further evaluate clinical efficacy of the product and to further test its safety within an expanded patient population at geographically dispersed clinical study sites. Periodic reports on the clinical investigations are required. We, or the FDA, may suspend clinical trials at any time if either party believes the clinical subjects are being exposed to unacceptable health risks. The results of the product development, analytical laboratory studies and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercialization of a pharmaceutical product.

The above-described NDA procedures are premised on the applicant being the owner of, or having obtained a right of reference to, all of the data required to prove safety and efficacy. These NDAs are governed by 21 U.S.C. § 355(b)(1), also known as Section 505(b)(1) of the FDC Act.

ABBREVIATED NEW DRUG APPLICATION

In certain cases, where the objective is to develop a generic version of an approved product already on the market in controlled-release dosages, an ANDA may be filed in lieu of filing an NDA. Under the ANDA procedure, the FDA waives the requirement to submit complete reports of preclinical and clinical studies of safety and efficacy and instead requires the submission of bioequivalency data, that is, demonstration that the generic drug produces the same effect in the body as its brand-name counterpart and has the same pharmacokinetic profile, or change in blood concentration over time. The ANDA procedure would be available to us for a generic version of a drug product approved by the FDA. In certain cases, an ANDA applicant may submit a suitability petition to the FDA requesting permission to submit an ANDA for a drug product that differs from a previously approved reference drug product (the "Listed Drug") when the change is one authorized by statute. Permitted variations from the Listed Drug include changes in: (1) route of administration, (2) dosage form, (3) strength and (4) one of the active ingredients of the Listed Drug when the Listed Drug is a combination product. The FDA must approve the petition before the ANDA may be submitted. An applicant is not permitted to petition for any other kinds of changes from listed drugs. The information in a suitability petition must demonstrate that the change from the Listed Drug requested for the proposed drug product may be adequately evaluated for approval without data from investigations to show the proposed drug product's safety or effectiveness. The advantages of an ANDA over an NDA include reduced research and development costs associated with bringing a product to market, and generally a shorter review and approval time at the FDA.

PATENT CERTIFICATION AND EXCLUSIVITY ISSUES

ANDAs are required to include certifications with respect to any patents that claim the Listed Drug or that claim a use for the Listed Drug for which the applicant is seeking approval. If applicable patents are in effect and this information has been submitted to the FDA, the FDA must delay approval of the ANDA until the patents expire. If the applicant believes it will not infringe the patents, it can make a patent certification to the holder of patents on the drug for which a generic drug approval is being sought, which may result in patent infringement litigation which could delay the FDA approval of the ANDA for up to 30 months. If the drug product covered by an ANDA were to be found by a court to infringe another company's patents, approval of the ANDA could be delayed until the patents expire. Under the FDC Act, the first filer of an ANDA with a "non-infringement" certification is entitled to receive 180 days of market exclusivity. Subsequent filers of generic products would be entitled to market their approved product six months after the earlier of the first commercial marketing of the first filer's generic product or a successful defense of a patent infringement suit.

Patent expiration refers to expiry of U.S. patents (inclusive of any extensions) on drug compounds, formulations and uses. Patents outside the United States may differ from those in the United States. Under U.S. law, the expiration of a patent on a drug compound does not create a right to make, use or sell that compound. There may be additional patents relating to a person's proposed manufacture, use or sale of a product that could potentially prohibit such person's proposed commercialization of a drug compound.

The FDC Act contains non-patent market exclusivity provisions that offer additional protection to pioneer drug products and are independent of any patent coverage that might also apply. Exclusivity refers to the fact that the effective date of approval of a potential competitor's ANDA to copy the pioneer drug may be delayed or, in certain cases, an ANDA may not be submitted until the exclusivity period expires. Five years of exclusivity are granted to the first approval of a "new chemical entity." Three years of exclusivity may apply to products which are not new chemical entities, but for which new clinical investigations are essential to the approval. For example, a new indication for use, or a new dosage strength of a previously-approved product, may be entitled to exclusivity, but only with respect to that indication or dosage strength. Exclusivity only offers protection against a competitor entering the market via the ANDA route, and does not operate against a competitor that generates all of its own data and submits a full NDA under Section 505(b)(1) of the FDC Act.

If applicable regulatory criteria are not satisfied, the FDA may deny approval of an NDA or an ANDA or may require additional testing. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur after the product reaches the market. The FDA may require further testing and surveillance programs to monitor the pharmaceutical product that has been commercialized. Noncompliance with applicable requirements can result in additional penalties, including product seizures, injunction actions and criminal prosecutions.

ABOUT DESI DRUGS

Currently, an FDA program allows the Company, in its opinion, to manufacture and market its current Extendryl® products, without going through the formal approval process of submitting an NDA with safety and efficacy data. The Company believes its current Extendryl® products are governed by a special regime established by a string of legislation spanning from 1938 through 1984 and administrative guidance as recent as 2003. Prior to 1938, drugs could be marketed in the U.S. as long as a drug’s label did not present false information regarding the drug’s strength and purity. The Federal Food, Drug and Cosmetic Act of 1938 (the “Act”) required the manufacturer to prove the safety of a drug before introducing it to the market. In 1962, the Act was amended to further require the manufacturer to prove new drugs were effective as well. The U.S. Food and Drug Administration (“FDA”) then undertook a Drug Efficacy Study Implementation program (“DESI”) for all drugs approved between 1938 and 1962, allowing these drugs to remain on the market while evidence of their effectiveness was reviewed. These pre-1962 drugs are commonly referred to as DESI Drugs. While the FDA may consider Auriga’s products to be new drugs, it has indicated its intent to exercise enforcement discretion and not pursue regulatory action for DESI drugs, such as Auriga’s Extendryl® products, unless certain conditions occur. If these conditions were to materialize, or the FDA disagreed with Auriga’s conclusions about the regulatory status of these products, Auriga might be required to submit an NDA and/or cease marketing until the FDA grants approval to do so.

In January 2003, the FDA published an OTC Monograph, to establish guidelines for many of the DESI Drugs that still exist in the marketplace. As a result, many manufacturers are seeking to divest of these products. The Company’s strategy to maximize the remaining value is to reformulate the acquired drugs, then market the reformulated drugs under the same historical brand name. The reformulations involve changes in the active ingredients, while maintaining the safety and efficacy in treating the indicated conditions. As a “new and improved” version of the drug, existing generic substitutes are no longer able to claim generic equivalency, therefore obligating pharmacists to dispense the name brand for each prescription filled. FDA guidelines for DESI Drugs do not require any formal approval process for these reformulations as long as all ingredients are among those included on an FDA list as both safe and effective. The Draft Guidance set forth by FDA allows for the filing of an NDA for a DESI class of drugs. In accordance with the draft policy guidance, FDA plans to grant a period of exclusivity for Company’s who obtain NDAs for DESI drugs. This could provide a significant opportunity for the Company to eliminate competition and generic substitution on many of its historical products.

PHARMACEUTICAL SALES AND MARKETING

The U.S. market for prescription cough and cold products was approximately $1.3 billion in 2004 according to National Sales Perspectives, a report produced by IMS Health, the world's leading provider of market intelligence to the pharmaceutical and healthcare industries. The U.S. retail market for OTC cough, cold, allergy, and sinus products is approximately $2.6 billion according to Information Resources, Inc. in that same year. We believe our initial four products combined with the 4 line extensions will compete in many of the segments of this combined market that total approximately $3.9 billion. In 2005, according to IMS National Prescription Audit, the volume of prescriptions in the cough/cold market grew 9.5% from 72.3 million in 2004 to 79.2 million total prescriptions in 2005.

BUSINESS STRATEGY

As Auriga seeks to become a fully integrated pharmaceutical company, it will need to partner with or acquire companies with stand alone manufacturing and development capabilities. In addition, Auriga will seek to partner with or acquire companies with complimentary product lines and technologies.

In marketing its products, Auriga currently uses three strategies to be successful: (1) the creation of a focused product portfolio using its proprietary process for selecting appropriate drugs for development, (2) use of experienced Product Development Teams to drive development, and (3) use of the most effective sales and marketing strategies appropriate to each product opportunity.  This approach uses resources available to the Company and does not require the use of a large fixed sales force.  The Company currently anticipates that internal marketing efforts will be aimed at driving products into the national formularies of pharmaceutical benefit managers and drug store chains, while external efforts will lever specialist sales organizations that market directly to physicians.  The marketing acumen and support of both large and small pharmaceutical companies will also be leveraged through partnerships with these organizations.

A key strategy for the development of improved formulations of approved drugs will be the use of drug delivery technologies and regulatory exclusivity. These reformulated drugs can offer improved efficacy, reduced side effects, reduced dosing frequency, and improved patient compliance.  In addition, new technologies can facilitate the development of drugs that are difficult to formulate as well as new drug combinations (two or more drugs in a single tablet).  Through its unique network and alliances in the drug delivery field, Auriga has gained access to several proprietary oral delivery technologies that will be used to create differentiated products.  Each of the technologies chosen for this development strategy will involve products that, in most cases, have already received FDA approval.  In addition, Auriga anticipates that each technology will be protected by patents covering composition of matter and use so that Auriga can develop a strong proprietary position for products in the marketplace in addition to market exclusivities obtained from regulatory approvals.

MANUFACTURING

The Company’s strategy is to initially outsource its manufacturing, packaging and distribution functions to produce and package its products in order to achieve growth without incurring large capital outlays. Once Auriga achieves certain revenue and profitability milestones, it will seek to bring these functions in-house through acquisition or partnering. In that regard, the Company intends to engage third party contractors (primarily large pharmaceutical companies) to manufacture its products. The Company believes that in those instances where it acquires the rights to approved products from another pharmaceutical company, the selling or licensing company will agree to manufacture the Company’s requirements of the products (or to assign rights from pre-existing arrangements with respect to manufacturing) for a specified period of time. The following table lists the current products Auriga manufactures and which contract manufacturing partner is utilized for each of these products:

Product Information

Product Description		NDC#	Bottle	Case Pack	Manufacturer
Extendryl® SR	20mg phenylephrine HCI	14629-101-01	100ct	12
	8mg chlorpheniramine maleate				Sovereign Pharma
	2.5mg methscopolamine nitrate
Extendryl® JR	10mg phenylephrine HCI	14629-102-01	100ct	12
	4mg chlorpheniramine maleate				Sovereign Pharma
	1.25 methscopolamine nitrate
Extendryl® Chew	10mg phenylephrine HCI	10122-403-10	100ct	12
	2mg chlorpheniramine maleate				Sovereign Pharma
	1.25mg methscopolamine nitrate
Extendryl® Syrup	10mg phenylephrine HCI	10122-404-16	16oz	12
	2mg chlorpheniramine maleate				Sovereign Pharma
	1.25mg methscopolamine nitrate
Extendryl® PSE	120mg pseudoephedrine HCL	14629-201-01	100ct	12
	2.5mg methscopolamine nitrate				Provident Pharma

Extendryl® DM	30mg dextromethorphan HBR	14629-202-01	100ct	12
	8mg chlorpheniramine maleate				Provident Pharma
	2.5mg methscopolamine nitrate
Extendryl® HC Tabs	10mg hydrocodone bitartrate	14629-203-01	100ct	12
	1000mg guaifenesin				Provident Pharma

Sovereign Pharmaceuticals:

Sovereign Pharmaceuticals, established 1990, is a privately owned and operated company. Sovereign’s committed team of employees excels in cGMP training and is focused on delivering high quality products in a timely manner. During the past three years Sovereign has upgraded equipment and facilities to meet the demands of its customers. The firm has recently completed a major expansion of its Research & Development Department, moving that department to a state of the art 7,200 square foot facility and employing several scientists and additional support personnel.

Sovereign Pharmaceuticals specializes in the manufacture of customized dosage forms, including those made with their Fastab technology. Sovereign has the capability to manufacture over 650 million tablets per year. Sovereign’s packaging capabilities are even greater at over 700 million tablets per year. In addition, Sovereign has liquid formulation capability that encompasses a diverse range of liquid products including over-the-counter preparations. Sovereign has the capability to manufacture 3 million pints each year. Sovereign’s liquid packaging capabilities are even greater at 3.5 million pints each year.

Provident Pharmaceuticals:

Provident Pharmaceuticals, LLC. is focused on providing product development, contract manufacturing and packaging, and laboratory services for the pharmaceutical industry. Provident manufacturers a variety of solid dose and oral dose prescription products. Provident also has laboratory facilities to conduct all testing, validation and development activities. Provident Pharmaceuticals is headed up by Dr. Brian Crook who brings extensive experience in the pharmaceutical manufacturing industry with Pharma-Fab prior to starting Provident.

On August 26, 2005, the Company was notified by the Department of Health & Human Services ("DHHS") that the Company's listed manufacturer(s) Form(s) FDA 2657 were incomplete. DHHS required the Company to notify its manufacturers to file a complete Form FDA 2657 correcting these inadequacies. To the Company’s knowledge, the Company’s manufacturer(s) Form(s) FDA 2657 have been supplemented.

EMPLOYEES

As of May 15, 2006, Auriga employed sixty-three full time personnel, fifty of which are engaged in sales and marketing, two in research and development, five in finance and administration and six in executive positions. None of the employees of Auriga are or ever have been the subject of any collective bargaining agreement with Auriga. Auriga’s management believes that its relationship with its employees is good.

FACILITIES

Auriga’s executive offices, administration and sales and marketing facilities are located at 5555 Triangle Parkway, Norcross, Georgia. The approximately 6,200 square feet is leased until October 31, 2008 at a bare rent of $8,749 per month, increasing yearly up to $9,560 per month. Auriga also occupies approximately 3,900 square feet at the same location, under a sublease terminating on October 19, 2007, at a monthly rental of $5,049. Auriga is also a lessee of approximately 2,490 square feet of office space in Danbury, Connecticut, which lease expires on June 30, 2008. Auriga has subleased this space to a non-affiliate at a monthly rental that equals approximately 75% of Auriga’s monthly obligation under the lease. Auriga’s management believes that the Norcross, Georgia facilities are sufficient for its existing activities and potential growth, and that the facilities are well maintained and in good condition.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

As of the Closing of the Merger on May 17, 2006, the following lists the name, age and business experience of each of the Multi-Link’s directors and executive officers.

Name	Age	Position
Philip S. Pesin	32	Chairman, Chief Executive Officer and Chief Financial Officer
Dayne Wagoner	41	Director and Secretary

Philip S. Pesin was a founder and director of Auriga since its inception in April 2005. He was appointed Chairman of the Board in December 2005 and became CEO, Treasurer and Secretary on March 29, 2006. Mr. Pesin is an attorney and certified public accountant. He is the founder of the Sorrento Financial Group, LLC, a financial services company specializing in private equity and business consulting. Mr. Pesin is actively involved in his community and sits on the board of directors of the Boys & Girls Club of the Southwest. Mr. Pesin is a member of the bar associations of California and the District of Columbia, and holds a Master of Laws degree from The Georgetown University Law Center, a Juris Doctor from the University of San Diego School of Law, and a Bachelor of Science in finance from The University of Arizona.

Dayne Wagoner became a director of Auriga in December 2005. In 1995 Mr. Wagoner founded Edge Development, Inc. and from that time to the present he has been the CEO. Edge Development, Inc. is a leading contractor in the United States.

Employment Agreements. On March 29, 2006, Auriga entered into an Employment Agreement with Philip S. Pesin to be employed as Auriga’s Chief Executive Officer. The agreement provides for a base salary of $360,000 annually with incentive bonuses to be based on objective or subjective criteria established by the Board of Directors. Auriga may terminate Mr. Pesin’s employment at any time with or without cause. If Mr. Pesin is terminated without cause, he will be entitled a severance pay equal to his base salary for a period of twelve months following his termination plus continued health benefits for approximately eighteen months. Mr. Pesin receives no benefits if he is terminated for cause. Mr. Pesin will also receive similar benefits as aforementioned if he is terminated other than for cause, after a change in control.

Director Compensation. Directors, other than employees of Multi-Link, receive a directors’ fee of $2,500 per month plus they are reimbursed any expenses incurred by attending Board of Directors’ meetings. Multi-Link has entered into indemnification agreements with each of its directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Multi-Link’s common stock beneficially owned on May 17, 2006, for (i) each stockholder known to be the beneficial owner of 5% or more of Multi-Link’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, after giving effect to the Merger, on a pre-Reverse Split and post-Reverse Split basis. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.

Assuming the automatic conversion of the Preferred Stock into Multi-Link’s Common Stock occurred as of May 17 2006, Multi-Link expects to have 532,193,404 and 35,479,627 shares of common stock outstanding on a pre-Reverse Split and post-Reverse Split basis, respectively.

Name of Beneficial Owner	Amount (Pre-Reverse Split)	Amount (Post-Reverse Split)	Percent
Philip S. Pesin (1) 5555 Triangle Parkway, Suite 300 Norcross, GA 30092	229,032,465	15,268,831	37.7%
Dayne Wagoner 5555 Triangle Parkway, Suite 300 Norcross, GA 30092	39,539,865	2,635,991	7.4%
Craig Collard (2) 208 Roseler Court Cary, NC 27519	54,687,120	3,645,808	10.3%
Timothy F. Curran (3) 5555 Triangle Parkway, Suite 300 Norcross, GA 30092	48,022,020	3,201,468	9.0%
Trilogy Capital Partners, Inc. (4) c/o Alfonso Cervantes 11726 San Vicente, Suite 235 Los Angeles, CA 90049	37,517,190	2,501,146	6.6%
KI Equity Partners I, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111 (5)	28,703,182	1,913,545	5.4%
All Executive Officers and Directors As a Group (2 persons) (6)	268,572,330	17,904,822	44.2%

(1)
Includes shares held by Sorrento Financial Group, LLC, SFP, LLC and TSFG II, LLC, over which Mr. Pesin has voting and investment control. Includes warrants to purchase 75,034,395 and 5,002,293 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, at an exercise price of $0.92 per share on a post-Reverse Split basis. These warrants expire March 19, 2016. Includes 7,503,435 and 500,229 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, held in an IRA for the benefit of Christine Pesin, Mr. Pesin’s spouse.

(2)
Excludes 2,532,795 and 168,853 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, held by C. Collard Irrevocable Trust over which Mr. Collard disclaims any beneficial interest.

(3)
Excludes options to purchase 2,251,035 and 150,069 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, at an exercise price of $0.92 per share on a post-Reverse Split basis, which options begin to vest May 29, 2007.

(4)
Includes warrants to purchase 30,013,755 and 2,000,917 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, at an exercise price of $0.92 per share on a post-Reverse Split basis, which warrants expire March 30, 2010. Also includes warrants to purchase 7,503,435 and 500,229 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, at an exercise price of $1.25 per share on a post-Reverse Split basis, which warrants expire March 30, 2010.

(5)	Timothy J. Keating is the manager of KI Equity Partners I, LLC (“KI Equity”) and has sole voting and investment control of such shares.
(6)
Includes shares held by Sorrento Financial Group, LLC, SFP, LLC and TSFG II, LP, over which Mr. Pesin has voting and investment control. Includes warrants to purchase 75,034,395 and 5,002,293 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, at an exercise price of $0.92 per share on a post-Reverse Split basis, which are held by Mr. Pesin. These warrants expire March 19, 2016. Includes 7,503,435 and 500,229 shares of Multi-Link’s common stock, on a pre-Reverse Split and post-Reverse Split basis, respectively, held in an IRA for the benefit of Christine Pesin, Mr. Pesin’s spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the Closing, Multi-Link entered into a Financial Advisory Agreement with Keating Securities, LLC (“Keating Securities”), a registered broker-dealer, under which Keating Securities was paid $340,000 by Multi-Link for its advisory services rendered to Multi-Link in connection with the Merger.

The licensing agreement with Fleming and Company Pharmaceuticals (“Fleming”) for the Extendryl® line of products is between Cornerstone BioPharma, Ltd. (“Cornerstone”) and Auriga and is referred to as the Fleming license agreement. Additionally, the sublicensing agreement with Cornerstone for the Extendryl® line of products is between Cornerstone and Auriga and is referred to as the Cornerstone sublicense agreement. During the fiscal year ended March 31, 2006, Messrs. Craig Collard and Philip Pesin, Auriga’s chairman, sat on the board of directors of both Cornerstone and Auriga. Although Mr. Pesin resigned from the Cornerstone’s board in January 2006, he remains a significant stockholder of Cornerstone.

During the fiscal year ended March 31, 2006, Auriga received royalty income associated with the Extendryl® licensing agreement of $21,619 from Cornerstone. This Extendryl licensing agreement was revised effective August 1, 2005 whereby Auriga pays a royalty to Cornerstone for its sales of Extendryl®. Auriga’s royalty expense to Cornerstone for the period ended March 31, 2006 amounted to approximately $492,516.

In July 2005, Auriga entered into an agreement for advisory services with the Sorrento Financial Group, LLC (“SFG”) an entity owned by Mr. Pesin, Auriga’s Chairman, Chief Executive Officer and significant stockholder. During the fiscal year ended March 31, 2006, Auriga paid $382,583 to SFG for advisory services. On April 28, 2006 under an amended and restated agreement, Auriga paid $250,000 to SFG for its financial advice and structuring of a successful private placement funding. The amended and restated agreement with SGF expired in accordance with its terms on April 30, 2006.

During the fiscal year ended March 31, 2006, Auriga utilized the legal services of Sorrento Law Group, P.C., an entity owned by Mr. Pesin, Auriga’s Chairman, Chief Executive Officer and significant stockholder, and paid $294,324 to this entity.

On October 1, 2005, Auriga issued a warrant to purchase 2,000,000 shares of common stock at $0.01 per share to Mr. Pesin, Auriga’s Chairman, Chief Executive Officer and significant stockholder, in exchange for his agreement to personally guarantee up to $5,000,000 of Auriga’s debt. The warrant was exercised on March 13, 2006.

On November 20, 2005, Auriga sold and issued 150,000 shares of common stock at a purchase price of $0.01 per share subject to a right of repurchase to Mr. Wagoner, a member of Auriga’s Board of Directors in conjunction with his director agreement.

On November 20, 2005, Auriga sold and issued 150,000 shares of common stock at a purchase price of $0.01 per share to Auriga’s outside corporate counsel.

On December 15, 2005, Auriga entered into a redemption agreement and unsecured subordinated promissory note agreement with Craig Collard in connection with his resignation from Auriga’s board of directors. As part of this agreement, Auriga repurchased 1,500,000 shares of common stock held by Craig Collard for a per share price of $1.50 in exchange for a note. The payment terms of the note provide for a $150,000 payment on January 2, 2006, $600,000 on January 2, 2007, $750,000 on January 2, 2008 and $750,000 on January 2, 2009. All payments occurring after 2006 are subject to an interest rate of 2% per annum.

On March 29, 2006, Auriga entered into an employment agreement with Philip S. Pesin as Chief Executive Officer, which provided in part a warrant to purchase 2,500,000 shares of Common Stock at a price of $1.85 per share in addition to a listing bonus of $250,000 upon becoming a publicly traded company. The lisitng bonus has now been earned as a result of the Closing of the Merger. This employment agreement was terminated on May 17, 2006 by the mutual agreement of the parties and upon the execution of a new employment agreement with Multi Link Telecommunications, Inc. See Employment Agreements.

We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. We intend that all future transactions with affiliated persons be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Multi-Link’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Multi-Link’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of Multi-Link’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of Multi-Link’s common stock are required by SEC regulations to furnish Multi-Link with copies of all Section 16(a) forms that they file. Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to Multi-Link, or written representations that no reports were required, Multi-Link believes that for the fiscal year ended September 30, 2005 beneficial owners complied with the Section 16(a) filing requirements applicable to them in that each officer, director and beneficial owner of 10% or more of Multi-Link’s securities filed a Form 3 with the SEC and has had no change of ownership since such filing.

DESCRIPTION OF CAPITAL STOCK

Multi-Link

Multi-Link’s authorized capital consists of 150,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, $0.01 par value, of which 1,200,000 shares have been designated as Series A Convertible Preferred Stock. There are currently, issued and outstanding, 37,215,913 shares of Common Stock and 1,000,042 shares of Series A Convertible Preferred Stock (“Preferred Stock”), convertible into 494,977,491 shares of Common Stock.

The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock. Subject to preferences applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of Multi-Link, the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any Preferred Stock. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable.

In the event of any liquidation, dissolution or winding up of Multi-Link, the assets of Multi-Link available for distribution to shareholders will be distributed among the holders of Preferred Stock and the holders of any other class of equity securities of Multi-Link, including its common stock, pro rata, on an as-converted-to-common-stock basis, after the payment to the holders of Preferred Stock of a di minimus par value amount.

The holders of Preferred Stock are entitled to dividends in the event that Multi-Link pays cash or other dividends in property to holders of outstanding shares of its common stock, which dividends would be made pro rata, on an as-converted-to-common-stock basis.

The Conversion Rate applicable to the Preferred Stock is subject to adjustment from time to time in the event of any stock dividend, stock split, reverse stock split, reorganization or other corporate event affecting the outstanding capital stock of Multi-Link (including the Reverse Split).

During any period in which the Preferred Stock is outstanding, Multi-Link is not permitted to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding Preferred Stock, voting as a separate class:

-	create (by reclassification or otherwise) any new class or series of stock having rights, preferences or privileges equal or senior to the Series A Convertible Preferred Stock.

-	directly or indirectly, alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock.

-	amend Multi-Link’s Articles of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of the Series A Convertible Preferred Stock.

-	increase or decrease the authorized number of shares of preferred stock of Multi-Link as a whole;

-	liquidate or wind-up Multi-Link; or

-
redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or common stock; provided, however, that this restriction will not apply to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for Multi-Link or any subsidiary pursuant to agreements under which Multi-Link has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

Upon the occurrence of the Mandatory Conversion, or any other redemption or extinguishment of the Series A Convertible Preferred Stock, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance pursuant to the terms of Multi-Link’s Certificate of Incorporation.

Multi-Link’s Articles of Amendment setting forth the Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Colorado, is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Auriga

Auriga is authorized under its Articles of Incorporation to issue 50,000,000 shares of common stock. Prior to the Closing, 16,490,990 shares of Auriga’s common stock were issued and outstanding, fully paid, and non-assessable. These shares were exchanged for Preferred Stock of Multi-Link in the Merger. All of these shares are now owned by Multi-Link.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities

As part of the formation and reorganization of Auriga in April 2005, Auriga issued 11,146,634 shares of its Common Stock in exchange for all of the issued and outstanding capital stock and issued and outstanding membership interests of Tryon Labs, Inc. and Auriga Pharmaceuticals, LLC, respectively. The issuance of such shares was made in reliance on the exemption from registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

In April 2005, Auriga also issued 1,600,000 shares of its Common Stock in exchange for royalty rights in and to Extendryl products from Champion Pharmaceuticals, Inc. The issuance of such shares was made in reliance on the exemption from registration requirements of the Securities Act pursuant to Section 4(2) thereof.

In April 2005, Auriga sold in a private placement 1,500,000 shares of its Common Stock at $1.00 per share for an aggregate amount of $1,500,000. The shares were sold under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, (the “Securities Act”) to “accredited investors” as such term is defined under such Regulation D.

On April 28, 2006, Auriga closed a private placement of 1,478,078 of its Common Stock at a purchase price of $1.85 per share under Rule 506 of Regulation D promulgated under the Securities Act to “accredited investors” as such term is defined under such Regulation D. Auriga received $2,734,844 gross proceeds from the sale of the shares. In connection therewith, Sorrento Financial Group, LLC, an entity owned by Auriga Chairman, CEO and significant shareholder, received $250,000 for its financial services in structuring the private placement.

At the Closing, pursuant to the Merger Agreement, all of the stockholders of Auriga exchanged their shares of Auriga Common Stock for 1,000,042 shares of Multi-Link Series A Convertible Preferred Stock (“Preferred Stock”), which will be converted into 494,977,491 shares of Multi-Link Common Stock.

In addition each outstanding Auriga option and warrant to purchase shares of Auriga Common Stock was assumed by Multi-Link and will be converted into an option or warrant to purchase shares of Multi-Link Common Stock, with the numbers of shares and exercise price being adjusted accordingly. Since Multi-Link is presently authorized under its Certificate of Incorporation to issue only 150,000,000 shares of Common Stock, it will undertake a reverse stock split as described in Section 2.2 above to enable the conversion of the Preferred Stock into Common Stock. The issuance of the Preferred Stock and, upon conversion, the Common Stock was done pursuant to an exemption from registration in accordance with Section 4(2) and/or Regulation D under the Securities Act.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 Changes in Registrant’s Certifying Accountant.

(a) Effective as of May 16, 2006, the Board of Directors of Multi-Link dismissed Jaspers + Hall, PC as Multi-Link’s independent registered public accounting firm.

The reports of Jaspers + Hall, PC on the financial statements of Multi-Link, under the date of December 22, 2005, as of and for the fiscal year ended September 30, 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the 2005 report did contain an explanatory paragraph related to Multi-Link’s ability to continue as a going concern.

During the fiscal year ended September 30, 2005 and through the interim periods subsequent thereto, there have been no disagreements with Jaspers + Hall, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Jaspers + Hall, PC would have caused Jaspers + Hall, PC to make reference to such disagreement in its report on the financial statements for such years and period.

During the fiscal year ended September 30, 2005 and through the interim periods subsequent thereto, there have been no events requiring identification in response to Item 304(a)(1)(iv)(B) of Regulation S-B.

Multi-Link has requested that Jaspers + Hall, PC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated May 18, 2006, is filed as Exhibit 16.0 to this Form 8-K.

(b)  Effective as of May 17, 2006, the Board of Directors appointed Williams & Webster, P.S. as Multi-Link’s independent registered public accounting firm and engaged Williams & Webster, P.S. to audit the financial statements of Multi-Link for the fiscal year ended March 31, 2007. Williams & Webster, P.S. has been engaged as the independent auditors of Auriga since April 2005.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 Changes in Control of Registrant.

As part of the Merger, Kevin Keating resigned from his position as the sole director of Multi-Link effective as of the Closing. Philip Pesin, Chief Executive Officer of Auriga was appointed as Chairman, Chief Executive Officer and Chief Financial Officer of Multi-Link, and Dayne Wagoner, a director of Auriga, was appointed Secretary and a director of Multi-Link, each effective as of the Closing.

Also as part of the Merger, Multi-Link issued the shares of its Preferred Stock to the former stockholders of Auriga as described under Items 2.2 and 3.02.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the Merger, Kevin Keating resigned from his position as a director, President, Treasurer and Secretary of Multi-Link effective as of the Closing. Philip Pesin, Chief Executive Officer of Auriga was appointed as Chairman, Chief Executive Officer and Chief Financial Officer of Multi-Link, and Dayne Wagoner, a director of Auriga, was appointed Secretary and a director of Multi-Link, each effective as of the Closing. The business experience of Messrs. Pesin and Wagoner is shown below.

Philip Pesin (Age 32)
Chairman, Chief Executive Officer and Chief Financial Officer

Philip S. Pesin was a founder and director of Auriga since its inception in April 2005. He was appointed Chairman of the Board in December 2005 and became CEO, Treasurer and Secretary on March 29, 2006. Mr. Pesin is an attorney and certified public accountant. He is the founder of the Sorrento Financial Group, LLC, a financial services company specializing in private equity and business consulting. Mr. Pesin is actively involved in his community and sits on the board of directors of the Boys & Girls Club of the Southwest. Mr. Pesin is a member of the bar associations of California and the District of Columbia, and holds a Master of Laws degree from The Georgetown University Law Center, a Juris Doctor from the University of San Diego School of Law, and a Bachelor of Science in finance from The University of Arizona.

Dayne Wagoner (Age 41)
Secretary and Director

Dayne Wagoner became a director of Auriga in December 2005. In 1995 Mr. Wagoner founded Edge Development, Inc. and from that time to the present he has been the CEO. Edge Development, Inc. is rated 192 out of the top building contractors in the United States.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective as of May 17, 2006, the Board of Directors of Multi-Link approved a change in Multi-Link’s fiscal year from September 30 to March 31. Multi-Link will account for the transaction contemplated in the Merger Agreement as a “reverse acquisition.” Consequently, Multi-Link will not file a transition report reflecting the change in its fiscal year to that of Auriga, since for accounting purposes, Auriga is deemed to be the “accounting acquirer” in the “reverse acquisition.”

ITEM 5.06 Change in Shell Company Status.

Please see the discussion in Item 2.01 above relating to the Merger with Auriga, which discussion is incorporated herein by reference. As a result of the Merger, Multi-Link ceased to be a shell company.

SECTION 9- FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Audited Financial Statements of Auriga

	Report of Independent Registered Public Accounting Firm	F-1
	Consolidated Balance Sheet at March 31, 2006	F-2
	Consolidated Statement of Operations for the Period From April 12, 2005 (date of inception) to Year Ended March 31, 2006.	F-3
	Consolidated Statement of Stockholders’ Deficit for the Period From April 12, 2005 (date of inception) to Year Ended March 31, 2006.	F-4
	Consolidated Statements of Cash Flows for the Period From April 12, 2005 (date of inception) to Year Ended March 31, 2006.	F-5
	Notes to Consolidated Financial Statements	F-6

(b)	Pro Forma Financial Information.

None required.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated as of May 4, 2006, by and among Multi-Link Telecommunications, Inc., Multi-Link Acquisition, Inc. and Auriga Laboratories, Inc. (previously filed)

2.2	Certificate of Merger of Domestic Corporation as filed with the Delaware Secretary of State on May 17, 2006

4.1	Articles of Amendment to Articles of Incorporation of Multi-Link regarding the designation rights and limitations of the Series A Convertible Preferred Stock.

10.1	Financial Advisory Agreement dated effective as of May 17, 2006, by and among Keating Securities, LLC and Multi-Link Telecommunications, Inc.

10.2	Employment Agreement dated May 17, 2006 by and between Philip S. Pesin and Multi Link Telecommunications, Inc.

10.3	Lease Agreement entered into by and between VEF Atlanta Office TWO, LLC and Auriga Laboratories, Inc. dated June 1, 2005.

10.4	Office Lease Agreement entered into by and between Union Carbide Corporation, Danbury Buildings Co., L.P. and Auriga Laboratories, Inc.

10.5	Sublease agreement dated March 21, 2006 by and between Auriga Laboratories, Inc. and Exstream Software, Inc.

10.6	Sublease agreement between Union Carbide Corp., Auriga Laboratories, Inc. and The Keveke Company, LLC.

10.7	License entered into by and between Champion Pharmaceuticals, Inc. and Tryon Labs, Inc. dated October 1, 2004

10.8	License Agreement entered into by and between Fleming and Company, Pharmaceuticals, Tryon Labs, Inc., Champion Pharmaceuticals, Inc. and Cornerstone Biopharma, Inc. dated December 15, 2004.

10.9	License Agreement entered into by and between Tryon Laboratories, Inc. and Cornerstone Laboratories, Inc. dated January 1, 2005

10.10	License Agreement entered into by and between Tryon Laboratories, Inc., Cornerstone Biopharma, Ltd. and Auriga Laboratories, Inc. dated May 24, 2005

10.11	First Amended License Agreement entered into by and between Tryon Laboratories, Inc., Cornerstone Biopharma, Ltd. and Auriga Laboratories, Inc. dated August 25, 2006

10.12	Commercial Outsourcing Services Agreement by and between Integrated Commercialization Solutions, Inc. and Auriga Pharmaceuticals, LLC dated June 8, 2005

10.13	Agreement for Development Services by and between Balchem Corporation and Auriga Laboratories, Inc. dated April 10, 2006

10.14	Stock Purchase Agreement, Unsecured Subordinated Promissory Note between Collard Family Limited Partnership and Auriga Laboratories, Inc. dated December 13, 2005

10.15	Indemnification Agreement between Multi-Link Telecommunications, Inc. and Philip S. Pesin dated May 17, 2006

10.16	Indemnification Agreement between Multi-Link Telecommunications, Inc. and Dayne Wagoner dated May 17, 2006

10.17	Warrant issued by Auriga Laboratories, Inc. to Philip S. Pesin dated March 29, 2006.

10.18	Warrant issued by Auriga Laboratories, Inc. to Trilogy Capital Partners, Inc. dated April 12, 2006.

10.19	Warrant issued by Auriga Laboratories, Inc. to Trilogy Capital Partners, Inc. dated April 12, 2006.

10.20	Class A Warrant issued by Auriga Laboratories, Inc. to Ryan Bowers dated April 28, 2006.

10.21	Class A Warrant issued by Auriga Laboratories, Inc. to Marc Seward dated April 28, 2006.

16.0	Letter from Jaspers & Hall, PC dated May 18, 2006

99.1	Press Release dated May 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-LINK TELECOMMUNICATIONS, INC.

Date: May 18, 2006	By:	/s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

Auriga Laboratories, Inc.
March 31, 2006

Williams & Webster, P.S. Certified Public Accountants & Business Consultants

Auriga Laboratories, Inc.
Norcross, Georgia

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Auriga Laboratories, Inc. as of March 31, 2006, and the related statements of operations, stockholders' deficit and cash flows for the period from April 12, 2005 (inception) to March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auriga Laboratories, Inc. as of March 31, 2006 and the results of its operations, stockholders' deficit and its cash flows for the period from April 12, 2005 (inception) to March 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
April 27, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center ·601 W Riverside, Suite 1940 ·Spokane, WA 99201
Phone (509) 838-5111 · Fax (509) 838-5114 ·www.williams-webster.com

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$504,344
Accounts receivable, net	774,722
Inventory	308,708
Prepaid expenses	119,491
Total Current Assets	1,707,265

PROPERTY AND EQUIPMENT, net	311,125

OTHER ASSETS
Goodwill	92,316
Deposits	22,724
Total Other Assets	115,040

TOTAL ASSETS	$2,133,430

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$504,168
Accrued expenses	281,785
Bank notes payable	234,813
Royalties payable	492,516
Related party loan, current portion	511,751
Deposit on stock subscriptions	578,627
Total Current Liabilities	2,603,660

LONG-TERM DEBT
Related party loan, less current portion	1,414,802
Total Long-Term Debt	1,414,802

Total Liabilities	4,018,462

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 50,000,000 shares
authorized; 18,762,912 shares
issued and 15,012,912 outstanding	1,876
Additional paid-in capital	3,355,200
Stock subscriptions receivable	(21,500)
Treasury stock, 3,750,000 shares purchased, at cost	(2,070,555)
Accumulated deficit	(3,150,053)

Total Stockholders' Deficit	(1,885,032)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$2,133,430

The accompanying notes are an integral part of these financial statements.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FROM APRIL 12, 2005 (DATE OF INCEPTION) TO MARCH 31, 2006

REVENUES
Products	$6,575,254
Royalties from related party	21,619
Total Revenues	6,596,873

COST OF GOODS SOLD
Materials and supplies	1,048,357
Royalties	1,443,679
Other cost of sales	134,452
Total Cost of Goods Sold	2,626,488

GROSS PROFIT	3,970,385

GENERAL AND ADMINISTRATIVE EXPENSES
Marketing and advertising	867,244
Legal and professional fees	735,805
Consulting	317,351
Labor and benefits	2,060,208
Travel	414,968
Other general and administrative expenses	576,640
Non-cash professional fees	92,116
Total General and Administrative Expenses	5,064,332

OPERATING LOSS	(1,093,947)

OTHER INCOME(EXPENSES)
Interest income	1,778
Interest expense	(71,292)
Non-cash financing expense	(1,986,592)
Total Other Income(Expenses)	(2,056,106)

NET LOSS	$(3,150,053)

NET LOSS PER COMMON SHARE,
BASIC AND DILUTED	$(0.24)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING, BASIC AND DILUTED	12,975,107

The accompanying notes are an integral part of these financial statements.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FROM APRIL 12, 2005 (DATE OF INCEPTION) TO MARCH 31, 2006

	Common Stock		Additional	Stock	Treasury Stock		Accumulated Deficit
	Number		Paid-in	Subscriptions	Number
	of Shares	Amount	Capital	Receivable	of Shares	Amount	Amount	Total

Stock issued in connection with the Company's
reorganization	11,156,624	$1,115						$1,115

Stock issued in exchange for royalty rights	1,600,000	160						160
at $0.0001 per common share

Stock issued to member of the board of directors	150,000	15	$1,485	$(1,500)				-
at $0.01 per common share

Stock issued in connection with legal counsel	150,000	15	1,485					1,500
at $0.01 per common share

Stock issued in connection with employment	2,250,000	225	22,275					22,500

Stock issued for cash at
$1.00 per share, net of offering costs	1,456,288	146	1,231,447					1,231,593

Warrant exercised for services and stock subscription	2,000,000	200	2,098,508	(20,000)				2,078,708
at $1.00 per common share

Stock repurchased at $1.37					1,500,000	$(2,048,055)		(2,048,055)

Stock repurchased in connection with employment					2,250,000	(22,500)		(22,500)
agreements at par value

Net loss for the year ended							$(3,150,053)	(3,150,053)

Balance, March 31, 2006	18,762,912	$1,876	$3,355,200	$(21,500)	3,750,000	$(2,070,555)	$(3,150,053)	$(1,885,032)

The accompanying notes are an integral part of these financial statements.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FROM APRIL 12, 2005 (DATE OF INCEPTION) TO MARCH 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,150,053)
Adjustments to reconcile net loss to net cash
flows provided (used) by operating activities:
Depreciation	42,147
Non-cash expenses	2,078,708
Amortization of note payable discount	28,498
Changes in assets and liabilities
Receivables	(705,707)
Inventory	(308,708)
Prepaid expenses	(119,491)
Deposits	(22,724)
Accounts payable	453,497
Accrued expenses	272,509
Royalties payable	492,516
Net cash used by operating activities	(938,808)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(353,272)
Net cash used by investing activities	(353,272)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from stock sales	1,255,484
Net proceeds on bank notes payable	234,813
Payments on related party loans	(250,000)
Proceeds from deposits on stock subscriptions	578,627
Repurchase of treasury stock	(22,500)
Net cash provided by financing activities	1,796,424

Net increase in cash	504,344

Cash, beginning of period	-

Cash, end of period	$504,344

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$42,794

NON-CASH INVESTING AND FINANCING:
Stock repurchased in exchange for note payable	$2,250,000
Warrant exercised for stock	20,000
Stock issued to member of board of directors	1,500
Assets purchased by acquisition/reorganization:
Receivables	69,015
Goodwill	92,316
Liabilities assumed by acquisition:
Accounts payable and accrued expenses	59,947
Related party loan	100,000

The accompanying notes are an integral part of these financial statements.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE 1- BUSINESS ORGANIZATION

Auriga Laboratories, Inc. ("Auriga") was formed as a Delaware corporation in April 12, 2005 as part of a reorganization transaction involving several companies owned by the founders and is authorized to issue 50,000,000 shares of $0.0001 par value common stock. In April 2005, all of the stock of Tryon Labs, Inc. (a Delaware corporation) and Auriga Pharmaceuticals, LLC (a Delaware limited liability corporation) was contributed to Auriga in exchange for stock in Auriga. As part of the reorganization transaction, Tryon Labs, Inc. changed its name to Auriga Development, Inc. and operates as a wholly-owned subsidiary engaged in drug development. Auriga Pharmaceuticals, LLC also became a wholly-owned subsidiary of Auriga, and is engaged in the sales and marketing of Company products.

Auriga Laboratories, Inc. and subsidiaries (hereinafter, "the Company") is a pharmaceutical company organized to develop pharmaceutical products using patented delivery technologies in niche markets while marketing and selling prescription pharmaceutical products.

On March 30, 2006, Auriga entered into a letter of intent with Multi-Link Telecommunications, Inc. ("Multi-Link"), a Colorado corporation, whereby Multi-Link would acquire the Company. Multi-Link is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies for the purpose of acquiring a company with an operating business with the intent of continuing the acquired company's business as a publicly held company.

Under the transactions contemplated under the letter of intent, Multi-Link would issue restricted shares of its convertible preferred stock, the designations, rights and preferences of which will be established by Multi-Link's board of directors prior to closing ("Series A Preferred Shares"), to the holders of the Company's outstanding equity securities including any securities sold and issued to accredited investors participating in the Company's limited offering pursuant to its private placement memorandum (collectively, the "Auriga Stockholders"). The closing of the proposed acquisition would be subject to the Company's completion of a private placement of its equity securities to certain accredited investors of not less than $750,000 ("Offering").

The Series A Preferred Shares that would be issued to the Company's Stockholders together with any options, warrants and other convertible securities of the Company assumed by Multi-Link in connection with the acquisition of the Company would, in the aggregate, represent no less than 95% of the issued and outstanding shares of common stock of Multi-Link on a fully diluted and as-converted basis following the acquisition of the Company. In exchange for the Series A Preferred Shares that would be issued to the Company's Stockholders, such Auriga Stockholders would transfer to Multi-Link or a newly-fouued wholly-owned subsidiary of Multi-Link, 100% of the outstanding capital stock of the Company. As a result, the Company would become a wholly-owned subsidiary of Multi-Link following the acquisition. At the close of the acquisition, it is contemplated that a new board of directors would be designated by the Company. The current stockholders of Multi-Link are expected to own no more than approximately 5% of the issued and outstanding common stock of Multi-Link after completion of the acquisition of the Company and the Offering, calculated on a fully diluted and as-converted basis.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

The completion of the acquisition is subject to certain conditions to closing, including but not limited to, the negotiation and execution of a definitive acquisition agreement, the delivery of audited financial statements of the Company prepared in accordance with generally accepted accounting principles in the United States of America, the approval by the Company's board and stockholders and Multi-Link's board.

The Company anticipates that the acquisition agreement would also provide that Multi-Link take the following corporate actions ("Actions") promptly following the closing of the acquisition: (a) change the company name to a name selected by Auriga; and (b) increase Multi-Link's authorized number of shares of common stock and a reverse stock split of Multi-Link's common stock, on such terms as mutually agreed to by the parties, to permit Multi-Link to issue the additional shares of its common stock to be issued upon the conversion of the Series A Preferred Shares and to allow Multi-Link to have additional shares of authorized and unissued common stock for other corporate purposes. The Series A Preferred Shares will automatically convert without further action of the holder thereof into shares of Multi-Link's common stock upon stockholder approval of the Actions and compliance with the waiting periods under applicable securities laws.

Subject to the satisfaction of the above conditions and other customary conditions, the acquisition is presently expected to close on or about May 15, 2006. However, there can be no assurances that the acquisition or the Offering will be completed on the timeline anticipated or at all.

In connection with the above transaction, Multi-Link filed a Form 8-K. with the Securities and Exchange Commission on March 30, 2006.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Basis of Accounting
The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The Company has a March 31 year-end. References to "fiscal 2006" are for the period April 12, 2005 to March 31, 2006.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

Principles of Consolidation
The accompanying consolidated financial statements include all accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Value of Financial Instruments
The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, receivables, prepaid expenses, payables, accrued expenses, royalties payable and short-term borrowings. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at March 31, 2006.

Cash and Cash Equivalents
The Company considers all highly liquid investments, with a maturity of three months or less at the date of acquisition, to be cash equivalents.

Accounts Receivable
The Company carries its accounts receivable at net realizable value. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based upon the aging of accounts receivable over 180 days and current credit conditions. As of March 31, 2006, none of the Company's accounts receivable accounts were over 180 days. The Company's policy is not to accrue interest on trade receivables. The Company has recorded a $56,836 allowance for doubtful accounts as of March 31, 2006.

Inventory
The Company maintains an inventory of pharmaceutical products and samples. Inventories are stated at the lower of cost or market. Cost has been determined by using the first-in, first-out method. As of March 31, 2006, the Company's inventory consisted of the following:
Phannaceutical products	$214,300
Pharmaceutical samples	94,408
Total	$308,708
Property and Equipment
Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives of three to five years. See Note 3.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

Long-Lived Assets
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). This standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. SFAS No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations. The Company has long-term assets consisting of $22,724 relating to rent deposits.

Goodwill and Other Intangible Assets
Under the provisions of Statement of Financial Accounting Standards No. 141, "Business Combinations," and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), all business combinations are accounted for using the purchase method and goodwill and intangible assets with indefinite useful lives are not amortized but instead are tested for impairment annually, or more frequently, if facts and circumstances indicate such assets may be impaired. The only intangible asset the Company classifies as indefinite lives is goodwill. SFAS No. 142 requires testing of intangible assets with indefinite lives and goodwill for impairment at least annually. The Company has performed its annual test and has determined no impairment adjustment is required.

Compensated Absences
Employees of the Company are entitled to paid vacation, paid sick days and personal days off depending on job classification, length of service and other factors. The Company has a policy of providing for earned but unused vacation and a provision has been recorded in the accompanying financial statements as of March 31, 2006 in the amount of $22,472.

Revenue Recognition
The Company recognizes revenue from the sale of pharmaceutical products, including shipping fees, if any, when title to the products is transferred to the customer (which usually occurs on delivery) and when collectibility is reasonably assured.

Revenue from sales of the Company's products is recorded, net of allowances. According to the teens of sales contracts, a customer may return product up to a maximum amount and under certain conditions. Allowances are calculated based upon current economic conditions and the underlying contractual terms. Royalty revenue is recognized when earned.

The Company records a sales return allowance for product returns and contractual rebates as product is sold. At March 31, 2006, the balance in the allowance account was $76,837.

Treasury Stock
The Company may from time to time reacquire common stock based on agreements to repurchase such stock in certain instances. The Company may dispose of such treasury shares for such consideration as may be determined from time to time by the board of directors. When the Company reacquires common stock by issuing a note, the Company records the securities as treasury stock. Treasury stock is considered cancelled when the related note is paid off.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

Cost of Sales
Cost of sales consists of the purchase price of materials and supplies, freight, royalties and other direct costs associated with distribution.

Research and Development
Research and development expenses are charged to operations as incurred. The Company's research and development expenses for the period ended March 31, 2006 were $91,130.

Advertising and Marketing
Advertising and marketing costs are charged to operations in the period incurred. The Company's advertising and marketing expenses for the period ended March 31, 2006 were $867,244.

Accounting for Stock Options and Warrants Granted to Employees and Non-employees
In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company expects no changes to its financial reporting as it is already reporting and complying with the fair value method of SFAS No. 123.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance has been recorded against deferred tax assets as management does not believe the Company has met the "more likely than riot" standard imposed by SFAS No. 109 to allow recognition of such an asset. See Note 6.

Basic and Diluted Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards Statement No. 128, "Earnings Per Share". Basic earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing the net income (loss) by the weighted average number of basic

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

shares outstanding increased by the number of shares that would be outstanding assuming conversion of the exercisable stock options and warrants. Diluted net loss per share is the same as basic net loss per share at March 31, 2006 as inclusion of the common stock equivalents would be antidilutive. The Company has a total of 5,385,400 shares at March 31, 2006 that would be issued if all options and warrants were exercised. The fair market value of all granted options and warrants is $5,836,782.

Recent Accounting Pronouncements
In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption peimitted as of the begirming of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on its consolidated financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB Statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, "Inventory Costs- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges...." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnonnal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. There has been no financial impact to its financial statements from the Company's adoption of this statement for its fiscal period ended March 31, 2006.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years. The following is a summary of property, equipment and accumulated depreciation at March 31, 2006:

Computer equipment and software	$177,279
Furniture and fixtures	79,840
Leasehold improvements	63,596
320,715
Less: Accumulated depreciation	(42,147)
Add: Assets under construction	32,557
Total	$311,125

Depreciation expense for the period ended March 31, 2006 was $42,147. The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 4 - GOODWILL

In April 2005, the Company acquired all the stock of Tryon Labs, Inc. and Auriga Pharmaceuticals, LLC in an exchange for stock in the Company. No cash consideration was paid. For the period ended March 31, 2006, the Company recorded $92,316 in goodwill associated with initial Company reorganization.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE 5 - NOTES PAYABLE

Bank Notes Payable
In November 2005, the Company obtained an asset-based line of credit from Silicon Valley Bank ("SVB") in the amount of $1,000,000. As of March 31, 2006, the amount of credit extended by SVB and owed by the Company was $172,519. The agreement with SVB provides for advances of up to $1,000,000 against the Company's current invoiced trade receivables. The loan agreement was entered into on November 22, 2005 and runs for a period of 364 days. Advances under the loan agreement are subject to finance charges based on an interest rate of 1.5% to 2.00% over prime and a collateral handling fee with a minimum monthly charge of $2,500 per month.

The advances are subject to repayment normally when payment is received but are also subject to automatic repayment if the loan covenants are no longer maintained by the Company.

In addition, the Company has a short-term financing facility with Wells Fargo, which as of March 31, 2006 was $62,294. This financing arrangement was personally guaranteed by the Company's chairman. The interest rate is variable and during the fiscal year varied from 10.0% to 12.25%.

Related Party Loan
On December 15, 2005, the Company repurchased 1,500,000 shares of outstanding common stock of the Company from several selling stockholders in connection with the resignation of one of the Company directors. The adjusted aggregate purchase price for the shares was $2,048,055 plus imputed interested of $201,945. In conjunction with the stock purchase agreement, the Company entered into an unsecured subordinated promissory note (the "Note") with the selling shareholders. The $2,250,000 principal is payable in annual installments with $150,000 having been paid on January 2, 2006 ("installment date"). Associated with this transaction, the Company recorded $201,945 in imputed loan interest "loan discount" in order to realize a 7.5% effective interest rate. This loan discount will be realized as interest expense based upon the outstanding principal. The remaining balance will be paid in the first, second, and third anniversaries of the installment date in amounts of $600,000, $750,000 and $750,000, respectively. Interest accrues at a rate equal to 2% per annum on the unpaid principal amount of the Note. Interest is to be paid in arrears in cash by the Company on each anniversary of the installment date.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE 6 - INCOME TAXES

The following is a reconciliation of income tax computed at March 31, 2006:

Net loss per books	$(3,150,000)
Nondeductible expenses	22,000
Non-cash compensation (Warrants)	2,078,000
Depreciation & amortization	(14,000)
Net tax loss	(1,064,000)
Statutory federal tax rate	34.00%
Federal income tax benefit	$362,000

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Deferred Taxes
Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating losses and tax credit carryforwards.

The significant components of net deferred income tax assets are:

	March 31, 2006	Statutory Tax Rate
Federal net operating loss carryforward	$362,000	(34.00)%
State net operating loss carryforward	63,800	(6.00)%
Deferred tax liabilities - Excess tax depreciation and amortization	(4,800)	1.00%
Deferred tax assets before valuation	421,000	(39.00)%
Valuation allowance	$(421,000)	39.00%

Statement of Financial Accounting Standards No. 109 requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset to the extent that management assesses that realization is "more likely than not." Realization of the future tax benefits is dependent on the Company's ability to generate sufficient taxable income within the carryforward period. Because of the Company's history of operating losses, management has provided a valuation allowance equal to its net deferred tax assets.

At March 31, 2006, the Company had net operating loss carryforwards of approximately $1,063,000 to reduce United States federal taxable income in future years. This carryforward will expire in the year 2026.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE 7- DEPOSIT ON STOCK SUBSCRIPTIONS

In March 2006, the Company commenced a second private placement to sell up to 2,000,000 of its common stock at $1.85 per share. At March 31, 2006, the Company had received subscriptions for the purchase of 317,636 shares for an aggregate of $578,627 from two investors. Since the stock had not been issued as of March 31, 2006, the Company has recorded this subscription as a deposit on stock subscriptions.

The Company currently anticipates that the transactions contemplated by a private placement memorandum ("PPM") will close by April 30, 2006, but no assurances can be provided that the transaction contemplated by the PPM will close by then or at all. See Note 15.

NOTE 8 - CAPITAL STOCK

Common Stock
The Company is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share. The Company is not authorized to issue preferred stock under its certificate of incorporation. As of March 31, 2006, there are 18,762,912 shares of common stock issued, consisting of 3,750,000 shares of treasury stock, as detailed in Note 9, and 15,012,912 shares of common stock outstanding. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. There are no cumulative voting rights. The common stockholders have contractual preemptive rights to subscribe for additional shares in the event the Company proposes to sell and issues shares of its common stock in a transaction other than: (i) shares issued pursuant to any employee equity plan as determined by the Company's board of directors, (ii) any securities of the Company that are issued as a dividend on the common stock, or upon any subdivision or split-up of the outstanding shares of common stock, (iii) any securities issued in connection with an acquisition by the Company, or (iv) any securities issued in connection with an underwritten public offering of common stock, resulting in gross proceeds to the Company of at least five million dollars. The Company has asked the common stockholders to: (i) waive this right with respect to past sales and issuances and the Company's currently proposed limited offering pursuant to a private placement memorandum, and (ii) amend its prior agreements with the Company to eliminate this preemptive right. The common stock is not subject to conversion or redemption. In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of any other securities subsequently issued, holders of the common stock are entitled to receive dividends when and as declared by the Company's board of directors out of funds legally available. The Company has not paid any dividends since its inception and has no stated intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of the Company's board of directors and would depend on, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, and general business conditions.

As part of the reorganization in April 2005, the Company issued 11,146,624 shares of common stock in exchange for all of the outstanding stock of Tryon Labs, Inc. and the reorganization

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

associated with Auriga Pharmaceuticals, LLC. In addition, the Company issued 10,000 shares of common stock to its chainnan in connection with the Company's formation.

In April 2005, the Company issued 1,600,000 shares of common stock in exchange for royalty rights in and to the Company's Extendryl products then owned by the owner of Champion Pharmaceuticals, Inc.

In August 2005, the Company completed a private placement of its common stock at an average price per common share of $1.00. Pursuant to this private placement, the Company issued 1,456,288 common shares and received approximately $1,231,593, net of offering costs of $224,695.

During the period ended March 31, 2006, several stock transactions took place, all subject to the right of repurchase. The Company issued 2,250,000 shares of common stock at a price of $0.01 per share associated with the employment of former officers,150,000 shares of common stock at a price of $0.01 per share to a member of the board of directors in conjunction with his director agreement, and 150,000 shares of common stock at a price of $0.01 per share to the Company's outside corporate counsel.

NOTE 9 - TREASURY STOCK

On December 15, 2005, the Company repurchased 1,500,000 shares of its outstanding common stock from several selling stockholders in connection with the resignation of a member of the Company's board of directors. The adjusted aggregate purchase price for the shares was $2,048,055. In March 2006, the Company exercised its right to repurchase 2,250,000 shares of outstanding common stock of the Company for $22,500 from certain former officers in connection with the teens and provision of those parties' stock purchase agreements.

NOTE 10 - STOCK OPTIONS

2005 Stock Plan
In June 2005, the Company's board of directors approved the 2005 Stock Option Plan ("2005 Stock Plan") in which 5,000,000 shares of common stock are available to be issued under the plan. The 2005 Stock Plan is intended to permit the grant of common stock options to certain company employees, service providers, and non-employee members of the board of directors. As of March 31, 2006, the Company had 2,224,000 options available for grant under the 2005 Stock Plan and 2,776,000 options granted but not yet vested.

All options granted under the 2005 Stock Plan will qualify as incentive stock options if the 2005 Stock Plan is approved by stockholders by June, 2006. In the event that the Company's stockholders do not approve the plan, all options that may have been granted and that were intended to qualify as incentive stock options automatically convert into non-statutory stock options.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

All awards granted under the 2005 Stock Plan are governed by separate written agreements between the Company and the participants and regulated by the laws of the State of Delaware.

During the period ended March 31, 2006, the Company granted stock options to purchase a total of 2,776,000 shares of common stock to its participants. The options are exercisable at prices ranging from $0.85 to $1.85 per share but are subject to a repurchase right of the Company in the event the grantee fails to meet certain vesting requirements The options vest 12/48ths after one year of continuous service and 1/48th for each month thereafter until fully vested. The average fair value of the options of $1.12 each was estimated using the Black Scholes Option model. The following assumptions were made to value the stock options: risk free interest rate of 4%; expected life of 10 years; and expected volatility of 39% with no dividends expected to be paid.

The following is a summary of the Company's equity compensation plans:

		Weighted-
		average exercise	Number of securities
	Number of securities to	price of	remaining available for
	be issued upon exercise	outstanding	future issuance under
Plan	of outstanding options	options	equity compensation plans
2005 Stock Plan	2,776,000	$1.20	2,224,000
Total	2 776,000		2,224,000

Following is a summary of the status of the options outstanding during the period ended March 31, 2006:

		Weighted
	Number of Shares	Average Exercise
	Under Options	Price
Granted	2,776,000	$1.20
Exercised
Forfeited
Options outstanding at March 31, 2006	2,776,000	$1.20
Weighted average fair value of options granted at
March 31, 2006		$1.12
Total compensation costs related to non-
vested stock options as of March 31, 2006		$3,117,221
Weighted average period of non-vested stock options as of March 31, 2006		3.75

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

Summarized information about stock options outstanding at March 31, 2006 is as follows:

	Outstanding Options
Exercise Price	Number of Shares Under Options	Weighted Average Remaining Life	Weighted Average Exercise Price
$0.85	485,000	9.27	$0.85
$1.00	1,536,000	9.92	1.00
$1.85	755,000	10.00	1.85
	2,776,000		$1.20

NOTE 11- COMMON STOCK WARRANTS

During the period ended March 31, 2006, the Company issued a total of 109,400 warrants to consultants for services and $92,116 was recognized as non-cash professional fees. These warrants are exercisable from $0.85-$2.50 per share and expire from June 2015 - February 2016.

Also during the period ended March 31, 2006, the Company issued a warrant enabling the holder to purchase 2,000,000 shares of common stock at $0.01 to its chairman in exchange for his agreement to personally guarantee up to $5,000,000 of debt. This warrant was exercised during the period ended March 31, 2006 and $1,986,592 was recognized as a non-cash financing expense. Additionally, the Company issued 2,500,000 warrants to its chairman enabling the purchase of common stock at an exercise price of $1.85 in connection with his employment agreement as chief executive officer. This warrant expires March 2016 and vests 12/48ths after one year of service, then 1/48`x' for each month thereafter. The warrant becomes fully vested and exercisable upon the Company consurmnating a public offering of its equity securities or a merger or other reorganization with a corporation, or such corporation's subsidiary, that is subject to the periodic reporting requirements of Section 13 of the Exchange Act or Section 15(d) of the Securities Act. This warrant remains outstanding at March 31, 2006 and has an average fair value of $1.05 for each share purchasable as calculated using the Black Scholes Option model.

The charge for common stock warrants for the current period using the Black Scholes Option model was $2,078,708. The following assumptions were made to value the warrants: risk free interest rate of 4%, expected lives of 10 years; and expected volatility of 39% with no payment of dividends.

There are 2,609,400 warrants outstanding at March 31, 2006, of which none have vested.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

NOTE 12 - RELATED PARTY TRANSACTIONS

The licensing agreement with Fleming and Company Pharmaceuticals ("Fleming") for the Extendryl line of products is between Cornerstone BioPharma, Ltd. ("Cornerstone") and the Company and is referred to as the Fleming license agreement. Additionally, the sublicensing agreement with Cornerstone for the Extendryl line of products is between Cornerstone and the Company and is referred to as the Cornerstone sublicense agreement. See Note 14 for further information. During the period ended March 31, 2006, Messrs. Craig Collard and Philip Pesin, the Company's chairman, sat on the board of directors of both Cornerstone and the Company. Although Mr. Pesin resigned from the Cornerstone's board in January 2006, he remains a significant stockholder of Cornerstone.

As a result of the Tryon transaction in April 2005, the Company acquired a $100,000 note and $7,873 accrued interest payable to Cornerstone. The note, which accrued interest at 10% per annum, was paid in full during the period ended March 31, 2006.

In July 2005, the Company entered into an agreement for advisory services with The Sorrento Financial Group, LLC ("SFG,LLC"), an entity owned by the Company's chairman. Under an amended and restated agreement, the Company is obligated to pay $250,000 to SFG,LLC upon the successful completion of the second round of private placement funding. The amended and restated advisory agreement terminates on April 30, 2006. During the period ended March 31, 2006, the Company paid $382,583 to SFG, LLC.

On October 1, 2006, the Company issued a warrant to purchase 2,000,000 shares of common stock at $0.01 to the Company's chairman in exchange for his agreement to personally guarantee up to $5,000,000 of the Company's debt. The warrant was exercised on March 13, 2006.

During fiscal 2005, the company utilized the legal services of Sorrento Law Group, P.C., an entity owned by the Company's chairman and paid $294,324 to this entity.

On November 20, 2005, the Company sold and issued 150,000 shares of common stock at a purchase price of $0.01 per share subject to a right of repurchase to a member of the board of directors in conjunction with his director agreement.

On November 20, 2005, the Company sold and issued 150,000 shares of common stock at a purchase price of $0.01 per share to the Company's outside corporate counsel.

On December 15, 2005, the Company repurchased 1,500,000 shares of the outstanding common stock of the Company from several selling stockholders. This transaction is more fully described in Note 5.

On March 29, 2006, the Company entered into an employment agreement with its chief executive officer, which provided in part a warrant to purchase 2,500,000 shares of common stock at a price of $1.85 per share in addition to a bonus of $250,000 upon the Company becoming publicly traded.

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

During the period ended March 31, 2006, the Company received royalty income associated with the Extendryl licensing agreement of $21,619 from Cornerstone. This Extendryl licensing agreement was revised effective August 1, 2005 whereby the Company pays a royalty to Cornerstone for its sales of Extendryl. The royalty expense to Cornerstone for the period ended March 31, 2006 amounted to approximately $764,000.

NOTE 13 - CONCENTRATIONS

Credit Risk for Cash Held at Banks
The Company maintains its cash accounts at various financial institutions. These funds are insured to a maximum of $100,000. At March 31, 2006, none of the funds in these accounts were uninsured.

Major Customer
During the period ended March 31, 2006, there were two major customers with sales in excess of 90% of gross sales: one accounted for approximately 46% and the other accounted for approximately 44% of the Company's gross sales.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Fleming License Agreement for Extendryl
In May 2005, Tryon, Cornerstone and Auriga amended the terms of the Fleming Extendryl License Agreement as a result of the Company's reorganization in April 2005.

Effective October 1, 2005, the Company will pay royalties to Fleming on net sales as follows:

Legacy Product Lines:
Calendar year 2005	20%
Calendar year 2006	15%
Calendar year 2007 and thereafter	10%
Line Extensions:	5%

Cornerstone Sublicense Agreement for Extendryl
In conjunction with the reorganization in April 2005, Auriga, Tryon and Cornerstone entered into revised terms for the licensing and development of the Extendryl line of products with an effective date of August 1, 2005. Beginning August 1, 2005, the Company will pay Cornerstone a royalty based upon a calendar year legacy net sales in accordance with the following schedule: 30% of legacy net sales up to $4,000,000; 8% of legacy net sales thereafter and 0% royalty on net sales in line extensions. The annual maximum royalty is capped at $1,700,000.

Integrated Commercialization Solutions, Inc. ("ICS") Commercial Outsourcing Services Agreement ("ICS Agreement")
Effective June 2005, the Company entered into a three-year commercial outsourcing services agreement with ICS to receive exclusive commercialization services relating to the Company's

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

pharmaceutical products. The Company is committed to pay ICS a minimum of $93,000 in year one and $177,000 per year in years two and three of the related contract.

IMS Health Incorporated ("IMS') Information Services Agreement
Effective October 2005, the Company entered into an information services agreement to receive data, software, documentation, and services until September 2008. Minimum fee commitments are $191,200 in year one, $349,000 in year two, and $350,000 in year three of the related contract.

Operating Leases
The Company leases office space for facilities and equipment under operating agreements expiring from October 2007 through August 2010. Minimum lease payments for fixture years are as follows:

Fiscal 2006	$231,000
Fiscal 2007	208,000
Fiscal 2008	135,000
Fiscal 2009	73,000
Fiscal 2010	2,000
Total	$649,000

Total rental expense, including common area charges, for the period ending March 31, 2006 was approximately $94,000.

Litigation
From time to time the Company is involved in legal actions arising in the nounal course of its business. The Company is not presently subject to any material litigation nor, to management's knowledge, is any litigation threatened against the Company that collectively is expected to have a material adverse effect on the Company's cash flows, financial condition or results of operations.

NOTE 15 - SUBSEQUENT EVENTS

The Company is currently in the process of raising capital through the sale and issuance of common stock to accredited investors pursuant to a private placement memorandum ("PPM"). The PPM provides the sale and issuance of up to 2,000,000 shares of common at a price of $1.85 per share. The PPM also provides for the issuance of up to an additional 2,000,000 shares of common stock at a price of $1.85 per share pursuant to an over-allotment option. In exchange for assistance in connection with the PPM, the Company has agreed to issue warrants to an individual equal to 12% of the number of shares sold and issued pursuant to the PPM. Subsequent to March 31, 2006 the Company issued 1,478,078 shares of common stock for $2,734,844 in cash.

On April 10, 2006, the Company signed a development agreement with Balchem Encapsulates to develop an orally dissolving tablet combination of acetaminophen and hydrocodone (the "Balchem Agreement"). Under the Balchem Agreement, the Company retains Balchem to scale

AURIGA LABORATORIES, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2006

up and validate the Balchem taste masking technology for use with Company products. No new development is anticipated, and Balchem will continue to own all intellectual property in its technology. If any new development becomes necessary, a separate development agreement that takes into account ownership and/or use rights of the new development will be negotiated between the parties.

The Balchem Agreement remains in force until December 31, 2007, and may be renewed by mutual agreement of the parties. Either party may terminate the Balchem Agreement if the other party commits an uncured material breach or becomes bankrupt. The maximum compensation to be paid to Balchem under the Balchem Agreement is $165,000, $140,000 of which is dependent on Balchem meeting certain milestones and requirements. The Balchem Agreement contains industry standard terms and conditions with respect to warranty, indemnity, limitation of liability and miscellaneous provisions. A separate license and supply agreement will be negotiated by the parties to allow the Company to use the Balchem technology with its products.

On April 13, 2006, the Company signed an engagement agreement with Trilogy Capital Partners, Inc. ("Trilogy"). Under the engagement agreement, Trilogy will provide services to the Company, including merchant banking, strategic planning, financial marketing, and communications. Pursuant to the engagement agreement, the Company issued warrants for 1,250,000 shares of the Company's common stock to Trilogy and will pay Trilogy $175,000 over the one-year life of the engagement agreement and provide an expense allowance of up to $250,000.